                                                                     EXHIBIT 4.5


================================================================================




                                NEW NISOURCE INC.


                                       AND


                            THE CHASE MANHATTAN BANK,
                           AS PURCHASE CONTRACT AGENT



                           PURCHASE CONTRACT AGREEMENT



                          DATED AS OF ___________, 200_






================================================================================


                                       RE:

                 STOCK APPRECIATION INCOME LINKED SECURITIES(SM)
                                  (SAILS(SM))

                                       OF

                                NEW NISOURCE INC.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
Recitals..........................................................................................................1

ARTICLE I-- Definitions and Other Provisions of General Applications..............................................1
         Section 1.1.      Rules of Interpretation and Definitions................................................1
         Section 1.2.      Compliance Certificates and Opinions..................................................11
         Section 1.3.      Form of Documents Delivered to Agent..................................................12
         Section 1.4.      Acts of Holders; Record Dates.........................................................13
         Section 1.5.      Notices...............................................................................14
         Section 1.6.      Notice to Holders; Waiver.............................................................15
         Section 1.7.      Effect of Headings and Table of Contents..............................................15
         Section 1.8.      Successors and Assigns................................................................15
         Section 1.9.      Separability Clause...................................................................15
         Section 1.10.     Benefits of Agreement.................................................................15
         Section 1.11.     Governing Law.........................................................................16
         Section 1.12.     Legal Holidays........................................................................16
         Section 1.13.     Counterparts..........................................................................16
         Section 1.14.     Inspection of Agreement...............................................................16

ARTICLE II-- Certificate Forms...................................................................................16
         Section 2.1.      Forms of Certificates Generally.......................................................16
         Section 2.2.      Form of Agent's Certificate of Authentication.........................................17

ARTICLE III-- The Units..........................................................................................18
         Section 3.1.      Amount; Form and Denominations........................................................18
         Section 3.2.      Rights and Obligations Evidenced by the Certificates..................................18
         Section 3.3.      Execution, Authentication, Delivery and Dating........................................19
         Section 3.4.      Temporary Certificates................................................................19
         Section 3.5.      Registration; Registration of Transfer and Exchange...................................20
         Section 3.6.      Book-Entry Interests..................................................................21
         Section 3.7.      Notices to Holders....................................................................22
         Section 3.8.      Appointment of Successor Clearing Agency..............................................22
         Section 3.9.      Definitive Certificates...............................................................22
         Section 3.10.     Mutilated, Destroyed, Lost and Stolen Certificates....................................22
         Section 3.11.     Persons Deemed Owners.................................................................23
         Section 3.12.     Cancellation..........................................................................24
         Section 3.13.     Substitution of Units.................................................................24
         Section 3.14.     Reestablishment of Corporate Unit.....................................................25
         Section 3.15.     Transfer of Collateral upon Occurrence of Termination Event...........................26

         Section 3.16.      No Consent to Assumption.............................................................27

ARTICLE IV-- The Debentures......................................................................................27
         Section 4.1.       Establishment of Rate; Notice of Settlement Procedures...............................27
         Section 4.2.     Notice and Voting....................................................................27

ARTICLE V-- The Purchase Contracts...............................................................................28
         Section 5.1.       Purchase of Shares of Common Stock...................................................28
         Section 5.2.       [Intentionally omitted]..............................................................29
         Section 5.3.       [Intentionally omitted]..............................................................29
         Section 5.4.       Payment of Purchase Price............................................................30
         Section 5.5.       Issuance of Shares of Common Stock...................................................33
         Section 5.6.       Adjustment of Settlement Rate........................................................33
         Section 5.7.       Notice of Adjustments and Certain Other Events.......................................38
         Section 5.8.       Termination Event; Notice............................................................39
         Section 5.9.       [Intentionally omitted]..............................................................39
         Section 5.10.      No Fractional Shares.................................................................39
         Section 5.11.      Charges and Taxes....................................................................40

ARTICLE VI-- Remedies............................................................................................40
         Section 6.1.       Unconditional Right of Holders to Purchase Common Stock..............................40
         Section 6.2.       Restoration of Rights and Remedies...................................................40
         Section 6.3.       Rights and Remedies Cumulative.......................................................40
         Section 6.4.       Delay or Omission Not Waiver.........................................................41
         Section 6.5.       Undertaking for Costs................................................................41
         Section 6.6.       Waiver of Stay or Extension Laws.....................................................41

ARTICLE VII-- The Agent..........................................................................................41
         Section 7.1.       Certain Duties and Responsibilities..................................................41
         Section 7.2.       Notice of Default....................................................................42
         Section 7.3.       Certain Rights of Agent..............................................................43
         Section 7.4.       Not Responsible for Recitals or Issuance of Units....................................43
         Section 7.5.       May Hold Units.......................................................................44
         Section 7.6.       Money Held in Custody................................................................44
         Section 7.7.       Compensation and Reimbursement.......................................................44
         Section 7.8.       Corporate Agent Required; Eligibility................................................44
         Section 7.9.       Resignation and Removal; Appointment of Successor....................................45
         Section 7.10.      Acceptance of Appointment by Successor...............................................46
         Section 7.11.      Merger, Conversion, Consolidation or Succession to Business..........................46
         Section 7.12.      Preservation of Information; Communications to Holders...............................47
         Section 7.13.      No Obligations of Agent..............................................................47
         Section 7.14.      Tax Compliance.......................................................................47

ARTICLE VIII-- Supplemental Agreements...........................................................................48
         Section 8.1.      Supplemental Agreements Without Consent of Holders....................................48
         Section 8.2.      Supplemental Agreements With Consent of Holders.......................................49
         Section 8.3.      Execution of Supplemental Agreements..................................................49
         Section 8.4.      Effect of Supplemental Agreements.....................................................50
         Section 8.5.      Reference to Supplemental Agreements..................................................50

ARTICLE IX-- Consolidation, Merger, Sale or Conveyance...........................................................50
         Section 9.1.      Covenant Not to Merge, Consolidate, Sell or Convey Property Except
                           Under Certain Conditions..............................................................50
         Section 9.2.      Rights and Duties of Successor Corporation............................................50
         Section 9.3.      Opinion of Counsel Given to Agent.....................................................51

ARTICLE X-- Covenants............................................................................................51
         Section 10.1.     Performance Under Purchase Contracts..................................................51
         Section 10.2.     Maintenance of Office or Agency.......................................................51
         Section 10.3.     Company to Reserve Common Stock.......................................................52
         Section 10.4.     Covenants as to Common Stock..........................................................52
         Section 10.5.     Statements of Officers of the Company as to Default...................................52
         Section 10.6.     ERISA.................................................................................52

EXHIBIT A   Form of Corporate Unit Certificate
EXHIBIT B   Form of Treasury Unit Certificate
EXHIBIT C   Instruction to Purchase Contract Agent
EXHIBIT D   Notice from Purchase Contract Agent to Holders (Transfer of
            Collateral upon Occurrence of a Termination Event)
EXHIBIT E   Notice to Settle by Separate Cash
EXHIBIT F   Notice from Purchase Contract Agent to Collateral Agent and
            Indenture Trustee (Payment of Purchase Contract Settlement Price)

                           PURCHASE CONTRACT AGREEMENT


                  PURCHASE CONTRACT AGREEMENT, dated as of [____________], 200_, between New NiSource Inc., a Delaware corporation (the "COMPANY"), and The Chase Manhattan Bank, a ________ banking corporation, acting as purchase contract agent for the Holders of Units from time to time (the "AGENT").


                                 R E C I T A L S


                  The Company has duly authorized the execution and delivery of this Agreement and the Certificates evidencing the Stock Appreciation Income Linked Securities(SM) ("SAILS(SM)" or "UNITS").(1)

                  All things necessary to make the Purchase Contracts, when the Certificates are executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Agent, as provided in this Agreement, the valid obligations of the Company, and for this Agreement to be a valid agreement of the Company, in accordance with its terms, have been done.


                              W I T N E S S E T H :


                  For and in consideration of the premises and the acquisition of the Units by the Holders, it is mutually agreed as follows:


                                    ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATIONS

                  SECTION 1.1. RULES OF INTERPRETATION AND DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided in this Agreement or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, and nouns and pronouns of one gender include the other genders;


---------------------------
(1) "Stock Appreciation Income Linked Securities(SM)" and "SAILS(SM)" are service marks of Credit Suisse First Boston Corporation.

                  (b) all accounting terms not otherwise defined in this Agreement have the meanings assigned to them in accordance with generally accepted accounting principles in the United States;

                  (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision;

                  (d) references to Sections refer to Sections of this Agreement unless another instrument is expressly identified as part of the reference;

                  (e) the following term has the meaning given to it in the Supplemental Indenture: Interest Rate; and

                  (f) the following terms have the meanings given to them below:

                  "ACT," when used with respect to any Holder, has the meaning specified in Section 1.4.

                  "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "AGENT" means the Person named as the "Agent" in the first paragraph of this Agreement until a successor Agent shall have become such pursuant to the applicable provisions of this Agreement, after which "Agent" shall mean such Person.

                  "AGREEMENT" means this Agreement as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental to it entered into pursuant to the applicable provisions of this Agreement.

                  "APPLICABLE MARKET VALUE" has the meaning specified in Section 5.1.

                  "BANKRUPTCY CODE" means Title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

                  "BENEFICIAL OWNER" means, with respect to a Global Certificate, a Person who is the beneficial owner of the Book-Entry Interest in such Global Certificate as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency

(directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

                  "BOARD OF DIRECTORS" means the board of directors of the Company or a duly authorized committee of that board.

                  "BOARD RESOLUTION" means one or more resolutions of the Board of Directors, a copy of which has been (i) certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and (ii) delivered to the Agent.

                  "BOOK-ENTRY INTEREST" means a beneficial interest in a Global Certificate, ownership and transfers of which shall be maintained and made through book entries by a Clearing Agency as described in Section 3.6.

                  "BUSINESS DAY" means any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the Indenture Trustee is closed for business; provided, that for purposes of the second paragraph of Section 1.12 only, the term "Business Day" shall also exclude any day on which trading on the New York Stock Exchange, Inc. is closed or suspended.

                  "CASH SETTLEMENT" has the meaning set forth in Section 5.4(a)(i).

                  "CERTIFICATE" means a Corporate Unit Certificate or a Treasury Unit Certificate.

                  "CHANGE IN CONTROL" means the occurrence of any of the following events:

                   (i) the acquisition, directly or indirectly, by an entity, person or group (including all Affiliates or Associates of such entity, person or group but excluding the Company, its Affiliates, its employee benefit plans and the employee benefit plans of its Affiliates) of (A) beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, of capital stock of the Company entitled to exercise more than 50% of the outstanding voting power of all capital stock of the Company entitled to vote generally in elections of directors ("Voting Power") or (B) a contractual right to appoint more than half of the members of the Company's Board of Directors;

                   (ii) the actual voting by an entity, person or group (including all Affiliates or Associates of such entity, person or group but excluding the Company, its Affiliates, its employee benefit plans and the employee benefit plans of its Affiliates) of capital stock of the Company entitled to vote generally in the election of directors and/or the exercise of proxies by such entity, person or group with respect to such capital stock, at one or more elections of directors, in the aggregate sufficient to elect a majority of the members of the Company's Board of Directors, if the proxies were not solicited by or on behalf of the Company's Board of Directors;

                  (iii) the effective time of (a) a merger or consolidation of New NiSource Inc. with one or more other corporations as a result of which the holders of the outstanding Voting Power of New NiSource Inc. immediately prior to such merger or consolidation (other than the surviving or resulting corporation or any Affiliate or Associate of New NiSource

                           Inc.) hold less than 50% of the Voting Power of the surviving or resulting corporation, or (b) a transfer of more than 50% of the Voting Power of New NiSource Inc. other than to an entity of which New NiSource Inc. owns at least 50% of the Voting Power; or

                   (iv) any sale, transfer, lease or conveyance to an entity, person or group (including all Affiliates or Associates of such entity, person or group but excluding the Company's Affiliates) of the Company as an entirety or substantially as an entirety in one or a series of related transactions.

For purposes of this definition only, the terms "AFFILIATE" or "ASSOCIATE" shall have the respective meanings set forth in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

                  "CLEARING AGENCY" means an organization registered as a "Clearing Agency" pursuant to Section 17A of the Exchange Act that is acting as a depositary for the Units, in whose name, or in the name of a nominee of that organization, shall be registered a Global Certificate and which shall undertake to effect book entry transfers and pledges of the Units.

                  "CLEARING AGENCY PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

                  "CLOSING PRICE" has the meaning specified in Section 5.1.

                  "CODE" means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

                  "COLLATERAL" has the meaning specified in the Pledge
Agreement.

                  "COLLATERAL ACCOUNT" has the meaning specified in the Pledge Agreement.

                  "COLLATERAL AGENT" means Bank One, National Association, as Collateral Agent under the Pledge Agreement until a successor Collateral Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, after which "Collateral Agent" shall mean the Person who is then the Collateral Agent.

                  "COLLATERAL SUBSTITUTION" has the meaning specified in Section 3.13.

                  "COMMON STOCK" means the Common Shares, without par value, of the Company.

                  "COMPANY" means the Person named as the "Company" in the first paragraph of this Agreement until a successor shall have become such pursuant to the applicable provision of this Agreement, after which "Company" shall mean such successor.

                  "CORPORATE UNIT" means the collective rights and obligations of a Holder of a Corporate Unit Certificate in respect of the Debentures, subject to the Pledge, and the related Purchase Contract.

                  "CORPORATE UNIT CERTIFICATE" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Corporate Units specified on such certificate, substantially in the form of EXHIBIT A.

                  "CORPORATE UNIT REGISTER" and "CORPORATE UNIT REGISTRAR" have the respective meanings specified in Section 3.5.

                  "CORPORATE TRUST OFFICE" means the principal corporate trust office of the Agent at which, at any particular time, its corporate trust business shall be administered, which office on the date of this Agreement is located at _____________________________________.

                  "CURRENT MARKET PRICE" has the meaning specified in Section 5.6(a)(8).

                  "DEBENTURES" means the series of Debentures to be issued by the Company under the Indenture.

                  "DEPOSITARY" means DTC until another Clearing Agency becomes its successor.

                  "DTC" means The Depository Trust Company, the initial Clearing Agency.

                  "EFFECTIVE TIME" has the meaning specified in Section 2.3 of the Agreement and Plan of Merger, dated as of February 27, 2000, and amended or restated as of March 31, 2000 among Columbia Energy Group, NiSource Inc., the Company, Parent Acquisition Corp., Company Acquisition Corp. and NiSource Finance Corp., as from time to time amended and supplemented.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934 and any successor statute, in each case as amended from time to time, and the rules and regulations promulgated under them.

                  "EXPIRATION DATE" has the meaning specified in Section 1.4.

                  "EXPIRATION TIME" has the meaning specified in Section 5.6(a)(6).

                  "GLOBAL CERTIFICATE" means a Certificate that evidences all or part of the Units and is registered in the name of a Clearing Agency or a nominee of a Clearing Agency.

                  "HOLDER," when used with respect to a Unit, means the Person in whose name the Unit evidenced by a Corporate Unit Certificate and/or a Treasury Unit Certificate is registered in the related Corporate Unit Register and/or the Treasury Unit Register, as the case may be; provided, that in determining whether the Holders of the requisite number of Corporate Units and/or Treasury Units have voted on any matter, then for the purpose of such determination only (and not for any other purpose), if the Unit remains in the form of one or more Global Certificates and if the Clearing Agency which is the holder of such Global Certificate has sent an omnibus proxy assigning voting rights to the Clearing Agency Participants to whose accounts the Units are credited on the record date, the term "Holder" shall mean such Clearing Agency Participant acting at the direction of the Beneficial Owners.

                  "INDENTURE" means the Indenture, dated as of _________ __, 200_, between the Company and the Indenture Trustee, as amended and supplemented (including by the Supplemental Indenture and by any provisions of the TIA that are deemed incorporated into it), pursuant to which the Debentures are to be issued.

                  "INDENTURE TRUSTEE" means The Chase Manhattan Bank, a ________ banking corporation, as trustee under the Indenture, or any successor to it under the Indenture.

                  "ISSUER ORDER" or "ISSUER REQUEST" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or one of its Vice Presidents, and countersigned by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Agent.

                  "NYSE" has the meaning specified in Section 5.1.

                  "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board, the President or one of the Vice Presidents, and countersigned by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Agent.

                  "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for the Company (including an employee of the Company), and who shall be reasonably acceptable to the Agent. An opinion of counsel may rely on certificates as to matters of fact.

                  "OUTSTANDING UNITS," with respect to any Corporate Unit or Treasury Unit, means, as of the date of determination, all Corporate Units or Treasury Units evidenced by Certificates previously authenticated, executed and delivered under this Agreement, except:

                  (i) If a Termination Event has occurred, (A) Treasury Units and (B) Corporate Units for which the underlying Debentures have been previously deposited with the Agent in trust for the Holders of such Corporate Units;

                  (ii) Corporate Units and Treasury Units evidenced by Certificates previously cancelled by the Agent or delivered to the Agent for cancellation or deemed cancelled pursuant to the provisions of this Agreement; and

                  (iii) Corporate Units and Treasury Units evidenced by Certificates in exchange for or in lieu of which other Certificates have been authenticated, executed on behalf of the Holder and delivered pursuant to this Agreement, other than any such Certificate in respect of which there shall have been presented to the Agent proof satisfactory to it that such Certificate is held by a bona fide purchaser in whose hands the Corporate Units or Treasury Units evidenced by such Certificate are valid obligations of the Company;

provided, that in determining whether the Holders of the requisite number of the Corporate Units or Treasury Units have given any request, demand, authorization, direction, notice, consent or waiver under this Agreement, Corporate Units or Treasury Units owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding Units, except that, in determining whether the Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Corporate Units or Treasury Units which a Responsible Officer of the Agent knows to be so owned shall be so disregarded. Corporate Units or Treasury Units so owned which have been pledged in good faith may be regarded as Outstanding Units if the pledgee establishes to the satisfaction of the Agent the pledgee's right so to act with respect to such Corporate Units or Treasury Units and that the pledgee is not the Company or any Affiliate of the Company.

                  "PERMITTED INVESTMENTS" has the meaning set forth in Section 1 of the Pledge Agreement.

                  "PERSON" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision of a government or any other entity of whatever nature.

                  "PLAN" means an employee benefit plan that is subject to ERISA, a plan or individual retirement account that is subject to Section 4975 of the Code, or any entity whose assets are considered assets of any such plan.

                  "PLEDGE" means the pledge under the Pledge Agreement of the Debentures or the Treasury Securities, in either case constituting a part of the Units.

                  "PLEDGE AGREEMENT" means the Pledge Agreement, dated as of the date of this Agreement, by and among the Company, the Collateral Agent, the Securities Intermediary and the Agent, on its own behalf and as attorney-in-fact for the Holders from time to time of the Units.

                  "PLEDGED DEBENTURES" has the meaning set forth in the Pledge Agreement.

                  "PLEDGED TREASURY SECURITIES" has the meaning set forth in the Pledge Agreement.

                  "PREDECESSOR CERTIFICATE" means a Predecessor Corporate Unit Certificate or a Predecessor Treasury Unit Certificate.

                  "PREDECESSOR CORPORATE UNIT CERTIFICATE" of any particular Corporate Unit Certificate means every previous Corporate Unit Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Corporate Unit evidenced by it; and, for the purposes of this definition, any Corporate Unit Certificate authenticated and delivered under
Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Corporate Unit Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Corporate Unit Certificate.

                  "PREDECESSOR TREASURY UNIT CERTIFICATE" of any particular Treasury Unit Certificate means every previous Treasury Unit Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Treasury Unit evidenced by it; and, for the purposes of this definition, any Treasury Unit Certificate authenticated and delivered under
Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Treasury Unit Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Treasury Unit Certificate.

                  "PROCEEDS" has the meaning set forth in Section 1 of the Pledge Agreement.

                  "PURCHASE CONTRACT," when used with respect to any Unit, means the contract forming a part of such Unit and obligating the Company to sell and the Holder of such Unit to purchase Common Stock on the terms and subject to the conditions set forth in Article Five.

                  "PURCHASE CONTRACT SETTLEMENT DATE" means ________ __, 200_(2); provided, that if a Change in Control becomes effective prior to that date, the "Purchase Contract Settlement Date" shall be the date that is eight Business Days after the date on which the Change in Control becomes effective.

                  "PURCHASE CONTRACT SETTLEMENT FUND" has the meaning specified in Section 5.5.

-----------------------------
(2) The date that is four years after the Effective Time.

                  "PURCHASE PRICE" has the meaning specified in Section 5.1.

                  "PURCHASED SHARES" has the meaning specified in Section 5.6(a)(6).

                  "REFERENCE DEALER" means a dealer engaged in the trading of convertible securities.

                  "REGISTER" means the Corporate Unit Register and the Treasury Unit Register.

                  "REGISTRAR" means the Corporate Unit Registrar and the Treasury Unit Registrar.

                  "REMARKETING AGENT" has the meaning specified in Section
5.4(b).

                  "REMARKETING AGREEMENT" means the Remarketing Agreement dated as of [____________], 200_, by and between the Company and the Remarketing Agent.

                  "REORGANIZATION EVENT" has the meaning specified in Section 5.6(b).

                  "RESPONSIBLE OFFICER," when used with respect to the Agent, means any officer of the Agent assigned by the Agent to administer its corporate trust matters.

                  "SECURITIES INTERMEDIARY" means Bank One, National Association, as Securities Intermediary under the Pledge Agreement until a successor Securities Intermediary shall have become such pursuant to the applicable provisions of the Pledge Agreement, after which "Securities Intermediary" shall mean such successor.

                  "SETTLEMENT RATE" has the meaning specified in Section 5.1.

                  "STATED AMOUNT" means $[2.60] in cash.

                  "SUPPLEMENTAL INDENTURE" means the Supplemental Indenture dated as of ________, 200_, between the Company and the Indenture Trustee, supplementing the Indenture to provide for the issuance of the Debentures.

                  "TERMINATION DATE" means the date, if any, on which a Termination Event occurs.

                  "TERMINATION EVENT" means the occurrence of any of the following events: (i) at any time on or prior to the Purchase Contract Settlement Date, a judgment, decree or court order shall have been entered granting relief under the Bankruptcy Code, adjudicating the Company to be insolvent, or approving as properly filed a petition seeking reorganization or liquidation of the Company or any other similar applicable Federal or State law, and, unless such judgment, decree or order shall have been entered within 60 days prior to the Purchase Contract Settlement Date, such decree or order shall have continued undischarged and unstayed for a period of 60 days; or (ii) a judgment, decree or court order for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the winding up or liquidation of its affairs, shall have been entered, and, unless such judgment, decree or order shall have been entered within 60 days prior to the Purchase Contract Settlement Date, such judgment, decree or order shall have continued undischarged and unstayed for a period of 60 days; or (iii) at any time on or prior to the Purchase Contract Settlement Date, the Company shall file a petition for relief under the Bankruptcy Code, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or liquidation under the Bankruptcy Code or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or (iv) an "Event of Default" under (and as defined in) the Indenture.

                  "THRESHOLD APPRECIATION PRICE" has the meaning specified in
Section 5.1.

                  "TIA" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

                  "TRADING DAY" has the meaning specified in Section 5.1.

                  "TRADING PRICE" of a security on any date of determination means (i) the closing sale price (or, if no closing price is reported, the last reported sale price) of a security (regular way) on the NYSE on such date, (ii) if such security is not listed for trading on the NYSE on any such date, the closing sale price as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, (iii) if such security is not so listed on a United States national or regional securities exchange, the closing sale price as reported by The NASDAQ Stock Market, (iv) if such security is not so reported, the price quoted by Interactive Data Corporation for such security or, if Interactive Data Corporation is not quoting such price, a similar quotation service selected by the Company, (v) if such security is not so quoted, the average of the mid-point of the last bid and ask prices for such security from at least two dealers recognized as market-makers for such security, or (vi) if such security is not so quoted, the average of the last bid and ask prices for such security from a Reference Dealer.

                  "TREASURY SECURITY" means a zero-coupon U.S. Treasury Security (CUSIP Number _________) in the principal amount of maturity of $1,000, which is the principal strip of the ____% U. S. Treasury Securities which mature on ________ __, 200_.(3)



------------------------------
(3) The stripped U.S. Treasury Securities will be identified at the time the Purchase Contract Agreement and the Pledge Agreement are executed and delivered and will be a stripped U.S. Treasury Security that has a principal amount at maturity of $1,000 and matures on the Business Day before the Purchase Contract Settlement Date or, if no U.S.

                  "TREASURY UNIT" means, following the substitution of one or more Treasury Securities for Debentures as collateral to secure a holder's obligations under a Purchase Contract, the collective rights and obligations of a Holder of a Treasury Unit Certificate in respect of such Treasury Securities, subject in each case to the Pledge, and the related Purchase Contract.

                  "TREASURY UNIT CERTIFICATE" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Treasury Units specified on such certificate, substantially in the form of EXHIBIT B.

                  "TREASURY UNIT REGISTER" and "TREASURY UNIT REGISTRAR" have the respective meanings specified in Section 3.5.

                  "UNIT" means the collective reference to the Corporate Units and the Treasury Units.

                  "VICE PRESIDENT" means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

                  SECTION 1.2. COMPLIANCE CERTIFICATES AND OPINIONS. Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Agent to take any action in accordance with any provision of this Agreement, the Company shall furnish to the Agent an Officers' Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and, if requested by the Agent, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

                  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

                  (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions in this Agreement relating to it;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;


--------------------------------------------------------------------------------
Treasury Securities of the appropriate denomination mature on that date, on a Business Day that is in advance of the Purchase Contract Settlement Date and as close as possible to it.

                  (3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

                  SECTION 1.3. FORM OF DOCUMENTS DELIVERED TO AGENT. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

                  SECTION 1.4. ACTS OF HOLDERS; RECORD DATES.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as otherwise expressly provided in this Agreement, such action shall become effective when such instrument or instruments are delivered to the Agent and, where it is expressly required by this Agreement, to the Company. Such instrument or instruments (and the action embodied in them and evidenced by them) are sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 7.1) conclusive in favor of the Agent and the Company, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Agent deems sufficient.

                  (c) The ownership of Units shall be proved by the Corporate Unit Register or the Treasury Unit Register, as the case may be.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer of such Certificate or in exchange for such Certificate or in lieu of such Certificate in respect of anything done, omitted or suffered to be done by the Agent or the Company in reliance on such Act, whether or not notation of such Act is made upon such Certificate.

                  (e) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Units entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders of Units. If any record date is set pursuant to this paragraph, the Holders of the Outstanding Corporate Units and the Outstanding Treasury Units, as the case may be, on such record date, and no other Holders, shall be entitled to take the relevant action with respect to the Corporate Units or the Treasury Units, as the case may be, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective unless taken on or prior to the applicable Expiration Date by Holders of the requisite number of Outstanding Units on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (in which case the record date previously set shall automatically and with no action by any Person be cancelled and be of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding Units on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable

Expiration Date to be given to the Agent in writing and to each Holder of Units in the manner set forth in Section 1.6.

                  With respect to any record date set pursuant to this Section, the Company may designate any date as the "EXPIRATION DATE" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Agent in writing, and to each Holder of Units in the manner set forth in Section 1.6, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect to such record date, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

                  SECTION 1.5. NOTICES. Any notice or communication is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier (with receipt confirmed) or overnight air courier guaranteeing next day delivery, to the others' address; provided that notice shall be deemed given to the Agent only when it receives the notice:

                  If to the Agent:

                  The Chase Manhattan Bank
                  [Address]




                  If to the Company:

                  New NiSource Inc.
                  801 East 86th Avenue
                  Merrillville, Indiana 46410
                  Telecopier No.: 219-649-6060
                  Attention: Stephen P. Adik


                  If to the Collateral Agent:

                  Bank One, National Association
                  [Address]

                  If to the Indenture Trustee:

                  The Chase Manhattan Bank
                  [Address]


                  SECTION 1.6. NOTICE TO HOLDERS; WAIVER. Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise expressly provided in this Agreement) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the applicable Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Agent shall constitute a sufficient notification for every purpose under this Agreement.

                  SECTION 1.7. EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the construction of this Agreement.

                  SECTION 1.8. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement made by the Company shall bind its successors and assigns, whether so expressed or not.

                  SECTION 1.9. SEPARABILITY CLAUSE. In case any provision in this Agreement or in the Units shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement and of the Units shall not in any way be affected or impaired.

                  SECTION 1.10. BENEFITS OF AGREEMENT. Nothing in this Agreement or in the Units, express or implied, shall give to any Person, other than the parties and their successors under this Agreement and, to the extent provided by this Agreement, the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions of this

Agreement and of the Units evidenced by their Certificates by their acceptance of delivery of such Certificates.

                  SECTION 1.11. GOVERNING LAW. This Agreement and the Units shall be governed by and construed in accordance with the laws of the State of New York.

                  SECTION 1.12. LEGAL HOLIDAYS. If the Purchase Contract Settlement Date is not a Business Day, then (notwithstanding any other provision of this Agreement, the Corporate Unit Certificates or the Treasury Unit Certificates) Purchase Contracts shall not be performed on such date, but the Purchase Contracts shall be performed on the immediately following Business Day with the same force and effect as if performed on the Purchase Contract Settlement Date.

                  SECTION 1.13. COUNTERPARTS. This Agreement may be executed in any number of counterparts by the parties on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

                  SECTION 1.14. INSPECTION OF AGREEMENT. A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office for inspection by any Holder or Beneficial Owner.


                                   ARTICLE II

                                CERTIFICATE FORMS

                  SECTION 2.1. FORMS OF CERTIFICATES GENERALLY. The Corporate Unit Certificates (including the form of Purchase Contract forming part of the Corporate Units evidenced by such Corporate Unit Certificates) shall be in substantially the form set forth in EXHIBIT A, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved on such Certificates as may be required by the rules of any securities exchange on which the Corporate Units are listed or of any depositary for them, or as may, consistently with this Agreement, be determined by the officers of the Company executing such Corporate Unit Certificates, as evidenced by their execution of the Corporate Unit Certificates.

                  The definitive Corporate Unit Certificates shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing the Corporate Units evidenced by such Corporate Unit Certificates, consistent with the provisions of this Agreement, as evidenced by their execution of the Corporate Unit Certificates.

                  The Treasury Unit Certificates (including the form of Purchase Contracts forming part of the Treasury Units evidenced by such Treasury Unit Certificates) shall be in substantially the form set forth in EXHIBIT B, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved on such Certificates as may be required by the rules of any securities exchange on which the Treasury Units may be listed or any depositary for them, or as may, consistently with this Agreement, be determined by the officers of the Company executing such Treasury Unit Certificates, as evidenced by their execution of the Treasury Unit Certificates.

                  The definitive Treasury Unit Certificates shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing the Treasury Units evidenced by such Treasury Unit Certificates, consistent with the provisions of this Agreement, as evidenced by their execution of the Treasury Unit Certificates.

                  Every Global Certificate authenticated, executed on behalf of the Holders and delivered under this Agreement shall bear a legend in substantially the following form:

         "THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), OR A NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."


                  SECTION 2.2. FORM OF AGENT'S CERTIFICATE OF AUTHENTICATION. The form of the Agent's certificate of authentication of the Corporate Units shall be in substantially the form set forth on the form of the Corporate Unit Certificates.

                  The form of the Agent's certificate of authentication on the Treasury Units shall be in substantially the form set forth on the form of the Treasury Unit Certificates.

                                   ARTICLE III

                                    THE UNITS

                  SECTION 3.1. AMOUNT; FORM AND DENOMINATIONS. The aggregate number of Units evidenced by Certificates authenticated, executed on behalf of the Holders and delivered under this Agreement is limited to _________(4) except for Certificates authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Certificates pursuant to Sections 3.4, 3.5, 3.10, 3.13, 3.14, or 8.5.

                  The Certificates shall be issuable only in registered form and only in denominations of a single Corporate Unit or Treasury Unit and any integral multiple thereof.

                  SECTION 3.2. RIGHTS AND OBLIGATIONS EVIDENCED BY THE CERTIFICATES. Each Corporate Unit Certificate shall evidence the number of Corporate Units specified in it, with each such Corporate Unit representing the ownership by the Holder of a beneficial interest in a Debenture, subject to the Pledge of such Debenture by such Holder pursuant to the Pledge Agreement, and the rights and obligations of the Holder of such Certificate and the Company under one Purchase Contract. The Agent as attorney-in-fact for, and on behalf of, the Holder of each Corporate Unit shall pledge, pursuant to the Pledge Agreement, the Debenture forming a part of such Corporate Unit to the Collateral Agent and grant to the Collateral Agent a security interest in the right, title and interest of such Holder in such Debenture for the benefit of the Company, to secure the obligation of the Holder under such Purchase Contract to purchase the Common Stock of the Company. Prior to the purchase of shares of Common Stock under a Purchase Contract, such Purchase Contract shall not entitle the Holder of a Corporate Unit Certificate to any of the rights of a holder of shares of Common Stock, including, without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as a stockholder in respect of the meetings of stockholders or for the election of directors of the Company or for any other matter, or any other rights as a stockholder of the Company.

                  Each Treasury Unit Certificate shall evidence the number of Treasury Units specified in it, with each such Treasury Unit representing the ownership by the Holder of such Certificate of


-------------------------
(4) To be determined at the time the Purchase Contract Agreement is executed and delivered.

a beneficial interest in a Treasury Security with a principal amount at maturity equal to $1,000.00, subject to the Pledge of such Treasury Security by such Holder pursuant to the Pledge Agreement, and the rights and obligations of the Holder and the Company under one Purchase Contract. Prior to the purchase of shares of Common Stock under a Purchase Contract, such Purchase Contract shall not entitle the Holder of a Treasury Unit Certificate to any of the rights of a holder of shares of Common Stock, including, without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as a stockholder in respect of the meetings of stockholders or for the election of directors of the Company or for any other matter, or any other rights as a stockholder of the Company.

                  SECTION 3.3. EXECUTION, AUTHENTICATION, DELIVERY AND DATING. Subject to the provisions of Sections 3.13 and 3.14, upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver Certificates executed by the Company to the Agent for authentication, execution on behalf of the Holders and delivery, together with its Issuer Order for authentication of such Certificates, and the Agent in accordance with such Issuer Order shall authenticate, execute on behalf of the Holders and deliver such Certificates.

                  The Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents. The signature of any of these officers on the Certificates may be manual or facsimile.

                  Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, even if such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

                  No Purchase Contract evidenced by a Certificate shall be valid until such Certificate has been executed on behalf of the Holder by the manual signature of an authorized signatory of the Agent, as such Holder's attorney-in-fact. Such signature by an authorized signatory of the Agent shall be conclusive evidence that the Holder of such Certificate has entered into the Purchase Contracts evidenced by such Certificate.

                  Each Certificate shall be dated the date of its authentication.

                  No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form provided for in this Agreement executed by an authorized signatory of the Agent by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered.


                  SECTION 3.4. TEMPORARY CERTIFICATES. Pending the preparation of definitive Certificates, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holders, and deliver, in lieu of such definitive Certificates, temporary Certificates which are in substantially the form set forth in EXHIBIT A or EXHIBIT B, as the case may be, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved on them as may be required by the rules of any securities exchange on which the Corporate Units or Treasury Units are listed, or of any depositary for them, or as may, consistently with this Agreement, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.

                  If temporary Certificates are issued, the Company will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the Corporate Trust Office, at the expense of the Company and without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange for them, one or more definitive Certificates of like tenor and denominations and evidencing a like number of Corporate Units or Treasury Units, as the case may be, as the temporary Certificate or Certificates so surrendered. Until so exchanged, the temporary Certificates shall in all respects evidence the same benefits and the same obligations with respect to the Corporate Units or Treasury Units, as the case may be, evidenced by such temporary Certificates as definitive Certificates.

                  SECTION 3.5. REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE. The Agent shall keep at the Corporate Trust Office a register (the "CORPORATE UNIT REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Agent shall provide for the registration of Corporate Unit Certificates and of transfers of Corporate Unit Certificates (the Agent, in such capacity, the "CORPORATE UNIT REGISTRAR") and a register (the "TREASURY UNIT REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Agent shall provide for the registration of the Treasury Unit Certificates and transfers of Treasury Unit Certificates (the Agent, in such capacity, the "TREASURY UNIT REGISTRAR").

                  Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the designated transferee or transferees, and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any authorized denominations, like tenor, and evidencing a like number of Corporate Units or Treasury Units, as the case may be.

                  At the option of the Holder, Certificates may be exchanged for other Certificates, of any authorized denominations and evidencing a like number of Corporate Units or Treasury Units, as the case may be, upon surrender of the Certificates to be exchanged at the Corporate Trust Office. Whenever any Certificates are so surrendered for exchange, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver the Certificates which the Holder making the exchange is entitled to receive.

                  All Certificates issued upon any registration of transfer or exchange of a Certificate shall evidence the ownership of the same number of Corporate Units or Treasury Units, as the case may be, and be entitled to the same benefits and subject to the same obligations, under this Agreement as the Corporate Units or Treasury Units, as the case may be, evidenced by the Certificate surrendered upon such registration of transfer or exchange.

                  Every Certificate presented or surrendered for registration of transfer or for exchange shall (if so required by the Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Agent duly executed, by the Holder or its attorney duly authorized in writing.

                  No service charge shall be made for any registration of transfer or exchange of a Certificate, but the Company and the Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than any exchanges pursuant to Sections 3.6 and 8.5 not involving any transfer.

                  Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Agent, and the Agent shall not be obligated to authenticate, execute on behalf of the Holder and deliver any Certificate in exchange for any other Certificate presented or surrendered for registration of transfer or for exchange on or after the Business Day immediately preceding the earlier of the Purchase Contract Settlement Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Agent shall (i) if the Purchase Contract Settlement Date has occurred, deliver the shares of Common Stock issuable in respect of the Purchase Contracts forming a part of the Units evidenced by such other Certificate or (ii) if a Termination Event shall have occurred prior to the Purchase Contract Settlement Date, transfer the Debentures or the Treasury Securities, as the case may be, evidenced by such Certificate, in each case subject to the applicable conditions and in accordance with the applicable provisions of Article Five.

                  SECTION 3.6. BOOK-ENTRY INTERESTS. The Certificates, on original issuance, will be issued in the form of one or more fully registered Global Certificates, to be delivered to the Depositary by, or on behalf of, the Company. Such Global Certificate shall initially be registered on the books and records of the Company in the name of Cede & Co., the nominee of the Depositary, and no Beneficial Owner will receive a definitive Certificate representing such Beneficial Owner's interest in such Global Certificate, except as provided in
Section 3.9. The Agent shall enter into an agreement with the Depositary if so requested by the Company. Unless and until definitive, fully registered Certificates have been issued to Beneficial Owners pursuant to Section 3.9:

                  (a) the provisions of this Section 3.6 shall be in full force and effect;

                  (b) the Company shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including receiving approvals, votes or consents) as the Holder of the Units and the sole holder of the Global Certificate(s) and shall have no obligation to the Beneficial Owners;

                  (c) to the extent that the provisions of this Section 3.6 conflict with any other provisions of this Agreement, the provisions of this Section 3.6 shall control; and

                  (d) the rights of the Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants.

                  SECTION 3.7. NOTICES TO HOLDERS. Whenever a notice or other communication to the Holders is required to be given under this Agreement, the Company or the Company's agent shall give such notices and communications to the Holders and, with respect to any Units registered in the name of a Clearing Agency or the nominee of a Clearing Agency, the Company or the Company's agent shall, except as set forth in this Agreement, have no obligations to the Beneficial Owners.

                  SECTION 3.8. APPOINTMENT OF SUCCESSOR CLEARING AGENCY. If any Clearing Agency elects to discontinue its services as securities depositary with respect to the Units, the Company may, in its sole discretion, appoint a successor Clearing Agency with respect to the Units.

                  SECTION 3.9. DEFINITIVE CERTIFICATES. If (i) a Clearing Agency elects to discontinue its services as securities depositary with respect to the Units and a successor Clearing Agency is not appointed within 90 days after such discontinuance pursuant to Section 3.8, or (ii) there shall have occurred and be continuing a default by the Company in respect of its obligations under one or more Purchase Contracts, then upon surrender of the Global Certificates representing the Units by the Clearing Agency, accompanied by registration instructions, the Company shall cause definitive Certificates to be delivered to Beneficial Owners in accordance with the instructions of the Clearing Agency. The Company shall not be liable for any delay in delivery of such instructions and may conclusively rely on and shall be protected in relying on, such instructions.

                  SECTION 3.10. MUTILATED, DESTROYED, LOST AND STOLEN CERTIFICATES. If any mutilated Certificate is surrendered to the Agent, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange for it, a new Certificate, evidencing the same number of Corporate Units or Treasury Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

                  If there shall be delivered to the Company and the Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) such security or indemnity as may be required by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Agent that such Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Certificate, a new Certificate, evidencing the same number of Corporate Units or Treasury Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

                  Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Agent, and the Agent shall not be obligated to authenticate, execute on behalf of the Holder, and deliver to the Holder, a Certificate on or after the Business Day immediately preceding the earlier of the Purchase Contract Settlement Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Agent shall (i) if the Purchase Contract Settlement Date has occurred, deliver the shares of Common Stock issuable in respect of the Purchase Contracts forming a part of the Units evidenced by such Certificate, or (ii) if a Termination Event shall have occurred prior to the Purchase Contract Settlement Date, transfer the Debentures or the Treasury Securities, as the case may be, evidenced by such Certificate, in each case subject to the applicable conditions and in accordance with the applicable provisions of Article Five.

                  Upon the issuance of any new Certificate under this Section, the Company and the Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to such issuance and any other expenses (including the fees and expenses of the Agent) connected with such issuance.

                  Every new Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Company and of the Holder in respect of the Units evidenced by such Certificate, whether or not the destroyed, lost or stolen Certificate (and the Units evidenced by it) shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Certificates delivered under this Agreement.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

                  SECTION 3.11. PERSONS DEEMED OWNERS. Prior to due presentment of a Certificate for registration of transfer, the Company and the Agent, and any agent of the Company or the Agent, may treat the Person in whose name such Certificate is registered as the owner of the Corporate Units or Treasury Units evidenced by such Certificate, for the purpose of performance of the Purchase Contracts and for all other purposes notwithstanding any notice to the contrary, and neither the Company nor the Agent, nor any agent of the Company or the Agent, shall be affected by notice to the contrary.

                  Notwithstanding the foregoing, with respect to any Global Certificate, nothing in this Agreement shall prevent the Company, the Agent or any agent of the Company or the Agent, from giving effect to any written certification, proxy or other authorization furnished by any Clearing Agency (or its nominee), as a Holder, with respect to such Global Certificate or impair, as between such Clearing Agency and owners of beneficial interests in such Global Certificate, the operation of customary practices governing the exercise of rights of such Clearing Agency (or its nominee) as Holder of such Global Certificate.

                  SECTION 3.12. CANCELLATION. All Certificates surrendered for delivery of shares of Common Stock on or after the Purchase Contract Settlement Date, upon the transfer of Debentures or Treasury Securities, as the case may be, after the occurrence of a Termination Event or upon the registration of a transfer or exchange of a Unit, or a Collateral Substitution or the re-establishment of a Corporate Unit shall, if surrendered to any Person other than the Agent, be delivered to the Agent and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Agent for cancellation any Certificates previously authenticated, executed and delivered which the Company may have acquired in any manner, and all Certificates so delivered shall, upon Issuer Order, be promptly cancelled by the Agent. No Certificates shall be authenticated, executed on behalf of the Holder and delivered in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Certificates held by the Agent shall be destroyed by the Agent unless otherwise directed by Issuer Order.

                  If the Company or any Affiliate of the Company shall acquire any Certificate, such acquisition shall not operate as a cancellation of such Certificate unless and until such Certificate is delivered to the Agent cancelled or for cancellation.

                  SECTION 3.13. SUBSTITUTION OF UNITS. A Holder may separate the Debentures from the related Purchase Contracts in respect of a Corporate Unit by substituting for such Debentures Treasury Securities in an aggregate principal amount equal to the aggregate principal amount of such Debentures (a "COLLATERAL SUBSTITUTION"), at any time from and after the date of this Agreement and on or prior to the seventh Business Day immediately preceding the Purchase Contract Settlement Date by (a) depositing with the Securities Intermediary Treasury Securities having an aggregate principal amount equal to the aggregate principal amount of the Debentures comprising part of such Corporate Unit, and (b) transferring the related Corporate Unit to the Agent accompanied by a notice to the Agent, substantially in the form of EXHIBIT C, stating that the Holder has transferred the relevant amount of Treasury Securities to the Securities Intermediary and requesting that the Agent instruct the Collateral Agent to release the Debentures underlying such Corporate Unit, after which the Agent shall promptly give such instruction to the Collateral Agent, substantially in the form of Exhibit A to the Pledge Agreement. Upon receipt of the Treasury

Securities described in clause (a) above and the instruction described in clause
(b) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will cause the Securities Intermediary to release to the Agent, on behalf of the Holder, Debentures having a corresponding aggregate principal amount at maturity, from the Pledge, free and clear of the Company's security interest, and upon receiving them the Agent shall promptly:

                  (i)      cancel the related Corporate Unit;

                  (ii)     transfer the Debentures to the Holder; and

                  (iii) authenticate, execute on behalf of such Holder and deliver a Treasury Unit Certificate executed by the Company in accordance with Section 3.3 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Corporate Unit.

                  Holders who elect to separate the Debentures from the related Purchase Contract and to substitute Treasury Securities for such Debentures shall be responsible for any fees or expenses payable to the Collateral Agent for its services as Collateral Agent in respect of the substitution, and the Company shall not be responsible for any such fees or expenses.

                  Holders may make Collateral Substitutions only in integral multiples of [5000] Corporate Units.

                  If a Holder making a Collateral Substitution pursuant to this
Section 3.13 fails to effect a book-entry transfer of the Corporate Unit or fails to deliver a Corporate Unit Certificate(s) to the Agent after depositing Treasury Securities with the Collateral Agent, the Debentures shall be held in the name of the Agent or its nominee in trust for the benefit of such Holder, until such Corporate Unit is so transferred or the Corporate Unit Certificate is so delivered, as the case may be, or, with respect to a Corporate Unit Certificate, such Holder provides evidence satisfactory to the Company and the Agent that such Corporate Unit Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Agent and the Company.

                  Except as described in this Section 3.13, for so long as the Purchase Contract underlying a Corporate Unit remains in effect, such Corporate Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder in respect of the Debentures and the Purchase Contract comprising such Corporate Unit may be acquired, and may be transferred and exchanged, only as a Corporate Unit.

                  SECTION 3.14. REESTABLISHMENT OF CORPORATE UNIT. A Holder of a Treasury Unit may recreate a Corporate Unit at any time on or prior to the seventh Business Day immediately preceding the Purchase Contract Settlement Date, by (a) depositing with the Securities Intermediary Debentures having an aggregate principal amount equal to the aggregate principal amount at maturity of the Treasury Securities comprising part of the Treasury Unit, and (b) transferring the related Treasury Unit to the Agent accompanied by a notice to the Agent, substantially in the form of EXHIBIT C, stating that the Holder has transferred the relevant amount of Debentures to the Securities Intermediary and requesting that the Agent instruct the Collateral Agent to release the Treasury Securities underlying such Treasury Unit, after which the Agent shall promptly give such instruction to the Collateral Agent, substantially in the form of Exhibit C to the Pledge Agreement. Upon receipt of the Debentures described in clause (a) above and the instruction described in clause (b) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will cause the Securities Intermediary to effect the release of the Treasury Securities having a corresponding aggregate principal amount at maturity from the Pledge to the Agent free and clear of the Company's security interest, and upon receiving them the Agent shall promptly:

                  (i)      cancel the related Treasury Unit;

                  (ii)     transfer the Treasury Securities to the Holder; and

                  (iii) authenticate, execute on behalf of such Holder and deliver a Corporate Unit Certificate executed by the Company in accordance with Section 3.3 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Treasury Unit.

                  Holders who elect to recreate Corporate Units shall be responsible for any fees or expenses payable to the Collateral Agent for its services as Collateral Agent in respect of the substitution, and the Company shall not be responsible for any such fees or expenses.

                  Holders of Treasury Units may reestablish Corporate Units in integral multiples of [13] Treasury Units for [5000] Corporate Units.

                  Except as provided in this Section 3.14, for so long as the Purchase Contract underlying a Treasury Unit remains in effect, such Treasury Unit shall not be separable into its constituent parts and the rights and obligations of the Holder of such Treasury Unit in respect of the Treasury Security and the Purchase Contract comprising such Treasury Unit may be acquired, and may be transferred and exchanged, only as a Treasury Unit.

                  SECTION 3.15. TRANSFER OF COLLATERAL UPON OCCURRENCE OF TERMINATION EVENT. Upon the occurrence of a Termination Event and the transfer to the Agent of the Debentures underlying the Corporate Units and the Treasury Units pursuant to the terms of the Pledge Agreement, the Agent shall request transfer instructions with respect to such Debentures or Treasury Securities, as the case may be, from each Holder by written request, substantially in the form of EXHIBIT D, mailed to such Holder at its address as it appears in the Corporate Unit Register or the Treasury Unit Register, as the case may be. Upon book-entry transfer of the Corporate Units or Treasury Units or delivery of a Corporate Unit Certificate or Treasury Unit Certificate to the Agent with such transfer instructions, the Agent shall transfer the Debentures underlying such Corporate Units or the Treasury Securities underlying such Treasury Units, as the case may be, to such Holder by book-entry transfer, or other appropriate procedures, in accordance with such instructions. If a Holder of Corporate Units or Treasury Units fails to effect such transfer or delivery, the Debentures underlying such Corporate Units or the Treasury Securities underlying such Treasury Units, as the case may be, shall be held in the name of the Agent or its nominee in trust for the benefit of such Holder, until the earlier of (a) such Corporate Units or Treasury Units are transferred or the Corporate Unit Certificate or Treasury Unit Certificate is surrendered or such Holder provides satisfactory evidence that such Corporate Unit Certificate or Treasury Unit Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Agent and the Company and (b) the expiration of the time period specified in the abandoned property laws of the relevant State.

                  SECTION 3.16. NO CONSENT TO ASSUMPTION. Each Holder of a Unit, by accepting it, shall be deemed expressly to have withheld any consent to the assumption under Section 365 of the Bankruptcy Code or otherwise, of the Purchase Contract by the Company or its trustee, receiver, liquidator or a person or entity performing similar functions if the Company becomes the debtor under the Bankruptcy Code or subject to other similar state or federal law providing for reorganization or liquidation.


                                   ARTICLE IV

                                 THE DEBENTURES

                  SECTION 4.1. ESTABLISHMENT OF RATE; NOTICE OF SETTLEMENT PROCEDURES. The interest rate on the Debentures to be in effect on and after the Purchase Contract Settlement Date shall be established on the third Business Day immediately preceding the Purchase Contract Settlement Date equal to the Interest Rate (such Interest Rate to be in effect on and after the Purchase Contract Settlement Date).

                  Not later than 15 calendar days nor more than 30 calendar days prior to the third Business Day immediately preceding the Purchase Contract Settlement Date, the Company shall request DTC (or any successor Clearing Agency), to notify the Beneficial Owners or Clearing Agency Participants holding Corporate Units or Treasury Units of the procedures to be followed by Holders of Corporate Units or Treasury Units who intend to effect the settlement of their obligations under the Purchase Contracts underlying such Corporate Units with separate cash on or prior to the fifth Business Day prior to the Purchase Contract Settlement Date.

                  SECTION 4.2. NOTICE AND VOTING. Under the terms of the Pledge Agreement, the Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Debentures in connection with any modifications of the Indenture, but only to the extent instructed in writing by the Holders as described below. Upon receipt of notice of any meeting at which holders of Debentures are entitled to vote or upon any solicitation of consents, waivers or proxies of holders of Debentures, the Agent shall, as soon as practicable, mail to the Holders of Corporate Units a notice
(a) containing such information as is contained in the notice or solicitation,
(b) stating that each Holder on the record date set by the Agent (which, to the extent possible, shall be the same date as the record date for determining the holders of Debentures entitled to vote) shall be entitled to instruct the Agent as to the exercise of the voting rights pertaining to such Debentures underlying their Corporate Units and (c) stating the manner in which such instructions may be given. Upon the written request of the Holders of Corporate Units on such record date received by the Agent at least six days prior to such meeting, the Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Debentures as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of a Corporate Unit, the Agent shall abstain from voting the Debentures underlying such Corporate Units. The Company agrees, if applicable, to solicit Holders of Corporate Units to timely instruct the Agent in order to enable the Agent to vote such Debentures.


                                    ARTICLE V

                             THE PURCHASE CONTRACTS

                  SECTION 5.1. PURCHASE OF SHARES OF COMMON STOCK. Each Purchase Contract shall obligate the Holder of the related Unit to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount (the "PURCHASE PRICE"), a number of newly issued shares of Common Stock equal to the Settlement Rate unless, on or prior to the Purchase Contract Settlement Date, there shall have occurred a Termination Event with respect to the Unit of which such Purchase Contract is a part. The "SETTLEMENT RATE" is equal to (a) if the Applicable Market Value (as defined below) is equal to or greater than $[23.10] (the "THRESHOLD APPRECIATION PRICE"), [0.1126] shares of Common Stock per Purchase Contract, (b) if the Applicable Market Value is less than the Threshold Appreciation Price, but is greater than $[16.50], the number of shares of Common Stock equal to the Stated Amount divided by the Applicable Market Value, and (c) if the Applicable Market Value is less than or equal to $[16.50], [0.1576] shares of Common Stock per Purchase Contract, in each case subject to adjustment as provided in Section 5.6 (and in each case rounded upward or downward to the nearest 1/10,000th of a share). As provided in
Section 5.10, no fractional shares of Common Stock will be issued upon settlement of Purchase Contracts.

                  The "APPLICABLE MARKET VALUE" means the average of the Closing Price per share of Common Stock on each of the 30 Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date. The "CLOSING PRICE" of the Common Stock on any date of determination means (i) the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Stock on the New York Stock Exchange (the "NYSE") on such date, (ii) if the Common Stock is not listed for trading on the NYSE on any such date, the closing sale price as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, (iii) if the Common Stock is not so listed on a United States national or regional securities exchange, the closing sale price as reported by The Nasdaq Stock Market, (iv) if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or (v) if such bid price is not available, the average of the mid-point of the last bid and ask prices of the Common Stock on such date from at least three nationally recognized independent investment banking firms retained for this purpose by the Company. A "TRADING DAY" means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

                  Each Holder of a Corporate Unit or a Treasury Unit, by its acceptance of such Unit, irrevocably authorizes the Agent to enter into and perform the related Purchase Contract on its behalf as its attorney-in-fact (including the execution of Certificates on behalf of such Holder), agrees to be bound by the terms and provisions of the related Purchase Contract, covenants and agrees to perform its obligations under such Purchase Contract, consents to the provisions of this Agreement, irrevocably authorizes the Agent as its attorney-in-fact to enter into and perform this Agreement and the Pledge Agreement on its behalf as its attorney-in-fact, and consents to and agrees to be bound by the Pledge of the Debentures or the Treasury Securities pursuant to the Pledge Agreement; provided that upon a Termination Event, the rights of the Holder of such Unit under the Purchase Contract may be enforced without regard to any other rights or obligations. Each Holder of a Corporate Unit or a Treasury Unit, by its acceptance of such Unit, further covenants and agrees that, to the extent and in the manner provided in, but subject to the terms of,
Section 5.4 and the Pledge Agreement, payments in respect of the Debentures or the Proceeds of the Treasury Securities on the Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

                  Upon registration of transfer of a Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee) by the terms of this Agreement, the Purchase Contracts underlying such Certificate and the Pledge Agreement and the transferor shall be released from the obligations under this Agreement, the Purchase Contracts underlying the Certificates so transferred and the Pledge Agreement. The Company covenants and agrees, and each Holder of a Certificate, by accepting the Certificate, likewise covenants and agrees, to be bound by the provisions of this paragraph.

                  SECTION 5.2. [INTENTIONALLY OMITTED].

                  SECTION 5.3. [INTENTIONALLY OMITTED].

                  SECTION 5.4. PAYMENT OF PURCHASE PRICE.

                  (a) (i) Each Holder of a Corporate Unit who intends to pay in cash shall notify the Agent by use of a notice in substantially the form of EXHIBIT E of its intention to pay in cash ("CASH SETTLEMENT") the Purchase Price for the shares of Common Stock to be purchased pursuant to a Purchase Contract. Such notice shall be given prior to 5:00 p.m., New York City time, on the seventh Business Day immediately preceding the Purchase Contract Settlement Date. Prior to 11:00 a.m., New York City time, on the next succeeding Business Day, the Agent shall notify the Collateral Agent and the Indenture Trustee of the receipt of such notices from Holders intending to make a Cash Settlement.

                      (ii) A Holder of a Corporate Unit who has so notified the Agent of its intention to make a Cash Settlement shall pay the Purchase Price to the Securities Intermediary for deposit in the Collateral Account prior to 11:00 a.m., New York City time, on the fifth Business Day immediately preceding the Purchase Contract Settlement Date in lawful money of the United States by certified or cashiers' check or wire transfer, in each case in immediately available funds payable to or upon the order of the Securities Intermediary. Any cash received by the Collateral Agent shall be invested promptly by the Securities Intermediary in Permitted Investments and paid to the Company on the Purchase Contract Settlement Date in settlement of the Purchase Contract in accordance with the terms of this Agreement and the Pledge Agreement. Any funds received by the Securities Intermediary in respect of the investment earnings from the investment in such Permitted Investments, shall be distributed to the Agent when received for payment to the Holder of the related Corporate Unit.

                      (iii) If a Holder of a Corporate Unit fails to notify the Agent of its intention to make a Cash Settlement in accordance with paragraph
(a)(i) above, or does notify the Agent as provided in paragraph (a)(i) above of its intention to pay the Purchase Price in cash, but fails to make such payment as required by paragraph (a)(ii) above, such Holder shall be deemed to have consented to the disposition of the Pledged Debentures pursuant to the Remarketing as described in paragraph (b) below.

                      (iv) Promptly after 11:00 a.m., New York City time, on the fifth Business Day preceding the Purchase Contract Settlement Date, the Agent, based on notices received by the Agent pursuant to Section 5.4(a) and notice from the Securities Intermediary regarding cash received by it prior to such time, shall notify the Collateral Agent and the Indenture Trustee of the number of Debentures to be tendered for purchase in the Remarketing in a notice substantially in the form of EXHIBIT F.

                  (b) In order to dispose of the Debentures of Corporate Unit Holders who have not notified the Agent of their intention to effect a Cash Settlement as provided in paragraph (a)(i) above, or who have so notified the Agent but fail to make such payment as required by paragraph (a)(ii) above, the Company shall engage Credit Suisse First Boston Corporation (the "REMARKETING

AGENT") pursuant to the Remarketing Agreement to sell such Debentures. In order to facilitate the remarketing, the Agent, based on the notices specified in
Section 5.4(a)(iv), shall notify the Remarketing Agent, promptly after 11:00 a.m., New York City time, on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, of the aggregate number of Debentures that are a component of Corporate Units to be remarketed. Concurrently, the Collateral Agent, pursuant to the terms of the Pledge Agreement, shall cause such Debentures to be presented to the Remarketing Agent for remarketing. Upon receipt of such notice from the Agent and such Debentures, the Remarketing Agent shall, on the third Business Day immediately preceding the Purchase Contract Settlement Date, use commercially reasonable efforts to remarket such Debentures on such date at a price of 100.50% of the principal amount at maturity of such Debentures. The proceeds shall automatically be applied by the Collateral Agent, in accordance with the Pledge Agreement, to satisfy in full such Corporate Unit Holders' obligations to pay the Purchase Price for the Common Stock under the related Purchase Contracts on the Purchase Contract Settlement Date. Corporate Unit Holders whose Debentures are so remarketed shall not be responsible for the payment of any remarketing fee. If, in spite of using commercially reasonable efforts, the Remarketing Agent cannot remarket the related Debentures of such Holders of Corporate Units at a price of 100.50% of the aggregate principal amount at maturity of such Debentures, the remarketing shall be deemed to have failed (a "FAILED REMARKETING") and, in accordance with the terms of the Pledge Agreement, the Collateral Agent, for the benefit of the Company, shall exercise its rights as a secured party with respect to such Debentures, including those actions specified in paragraph (c) below. The Company shall cause a notice of such Failed Remarketing to be published on the second Business Day immediately preceding the Purchase Contract Settlement Date in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal.

                  (c) With respect to any Debentures which are subject to a Failed Remarketing, the Collateral Agent for the benefit of the Company reserves all of its rights as a secured party with respect to such Debentures and, subject to applicable law and paragraph (g) below, may, among other things, (i) retain the Debentures in full satisfaction of the Holders' obligations under the Purchase Contracts or (ii) sell the Debentures in one or more public or private sales.

                  (d) (i) Each Holder of a Treasury Unit who intends to pay in cash shall notify the Agent by use of a notice in substantially the form of EXHIBIT E of its intention to pay in cash the Purchase Price for the shares of Common Stock to be purchased pursuant to a Purchase Contract. Such notice shall be given on or prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date.

                      (ii) A Holder of a Treasury Unit who has so notified the Agent of its intention to make a Cash Settlement in accordance with paragraph (d)(i) above shall pay the Purchase Price to the Securities Intermediary for deposit in the Collateral Account prior to 11:00 a.m., New York City time, on the Business Day immediately preceding the Purchase Contract Settlement Date in lawful money of the United States by certified or cashiers' check or wire transfer, in each case in immediately available funds payable to or upon the order of the Securities Intermediary. Any cash received by the Collateral Agent shall be invested promptly by the Securities Intermediary in Permitted Investments and paid to the Company on the Purchase Contract Settlement Date in settlement of the Purchase Contract in accordance with the terms of this Agreement and the Pledge Agreement. Any funds received by the Securities Intermediary in respect of the investment earnings from the investment in such Permitted Investments shall be distributed to the Agent when received for payment to the Holder.

                      (iii) If a Holder of a Treasury Unit fails to notify the Agent of its intention to make a Cash Settlement in accordance with paragraph
(d)(i) above, or does notify the Agent as provided in paragraph (d)(i) above of its intention to pay the Purchase Price in cash, but fails to make such payment as required by paragraph (d)(ii) above, then upon the maturity of the Pledged Treasury Securities held by the Securities Intermediary on the Business Day [immediately] prior to the Purchase Contract Settlement Date, the principal amount of the Treasury Securities received by the Securities Intermediary shall be invested promptly in Permitted Investments. On the Purchase Contract Settlement Date, an amount equal to the Purchase Price shall be remitted to the Company as payment thereof without receiving any instructions from the Holder. Any funds received by the Securities Intermediary in respect of the investment earnings from the investment in such Permitted Investments shall be distributed to the Agent when received for payment to the Holder. The Collateral Agent shall cause the Securities Intermediary to distribute any amounts in excess of the aggregate Purchase Price and such investment earnings promptly to the Company.

                  (e) Any distribution to Holders of investment earnings as described in paragraphs (d)(ii) and (d)(iii) above shall be payable at the office of the Agent in the City of New York maintained for that purpose or, at the option of the Holder, by check mailed to the address of the Person entitled thereto at such address as it appears on the Register.

                  (f) Upon Cash Settlement of any Purchase Contract, (i) the Collateral Agent will in accordance with the terms of the Pledge Agreement cause the Pledged Debentures or the Pledged Treasury Securities, as the case may be, underlying the relevant Units to be released from the Pledge free and clear of any security interest of the Company and transferred to the Agent for delivery to the Holder or its designee as soon as practicable, and (ii) subject to the receipt of the Pledged Debentures and Pledged Treasury Securities, the Agent shall, by book-entry transfer, or other appropriate procedures, in accordance with written instructions provided by the Holder, transfer such Debentures or such Treasury Securities, as the case may be (or, if no such instructions are given to the Agent by the Holder, the Agent shall hold such Debentures or such Treasury Securities, as the case may be, and any distribution on them, in the name of the Agent or its nominee in trust for the benefit of such Holder until the expiration of the time period specified in the abandoned property laws of the relevant State).

                  (g) The obligations of the Holders to pay the Purchase Price are non-recourse obligations and, except to the extent paid by Cash Settlement, are payable solely out of the proceeds of any Collateral pledged to secure the obligations of the Holders and in no event will Holders be liable for any deficiency between the proceeds of the disposition of Collateral and the Purchase Price.

                  SECTION 5.5. ISSUANCE OF SHARES OF COMMON STOCK. Unless a Termination Event shall have occurred, subject to Section 5.6(b), the Company shall issue and deposit with the Agent, for the benefit of the Holders of the Outstanding Units, one or more certificates representing the newly issued shares of Common Stock registered in the name of the Agent (or its nominee) as custodian for the Holders (such certificates for shares of Common Stock, together with any dividends or distributions for which a record date and payment date for such dividend or distribution has occurred after the Purchase Contract Settlement Date, being referred to as the "PURCHASE CONTRACT SETTLEMENT FUND") to which the Holders are entitled. Subject to the foregoing, upon surrender of a Certificate to the Agent on or after the Purchase Contract Settlement Date, together with settlement instructions duly completed and executed, the Holder of such Certificate shall be entitled to receive in exchange for a certificate representing that number of whole shares of Common Stock which such Holder is entitled to receive pursuant to the provisions of this Article Five (after taking into account all Units then held by such Holder), together with cash in lieu of fractional shares as provided in Section 5.10 and any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund, but without any interest, and the Certificate so surrendered shall be cancelled immediately. Such shares shall be registered in the name of the Holder or the Holder's designee as specified in the settlement instructions provided by the Holder to the Agent. If any shares of Common Stock issued in respect of a Purchase Contract are to be registered to a Person other than the Person in whose name the Certificate evidencing such Purchase Contract is registered, no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of the Certificate evidencing such Purchase Contract or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

                  SECTION 5.6. ADJUSTMENT OF SETTLEMENT RATE.

                  (a) Adjustments for Dividends, Distributions, Stock Splits,
Etc.

                      (1) If the Company shall pay or make a dividend or other distribution on the Common Stock in Common Stock, the Settlement Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing such Settlement Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                      (2) If the Company shall issue rights, options or warrants to all holders of its Common Stock (not being available on an equivalent basis to Holders of the Units upon settlement of the Purchase Contracts underlying such Units) entitling them, for a period expiring within 45 days after the record date for the determination of stockholders entitled to receive such rights, options or warrants, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment plan), the Settlement Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Settlement Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not issue any such rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

                      (3) If outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, the Settlement Rate in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Settlement Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split or combination becomes effective.

                      (4) If the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in paragraph (2) of this Section, any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in paragraph (1) of this Section), the Settlement Rate shall be adjusted so that the same shall equal the rate determined by dividing the Settlement Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. In any case in which this paragraph (4) is applicable, paragraph (2) of this Section shall not be applicable.

                      (5) If the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock (I) cash (excluding any cash that is distributed in a Reorganization Event to which Section 5.6(b) applies or as part of a distribution referred to in paragraph (4) of this Section) in an aggregate amount that, combined together with the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash (other than in connection with a Reorganization Event) within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (5) or paragraph (6) of this Section has been made and (II) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of consideration payable in respect of any tender or exchange offer by the Company or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of the distribution described in Clause (I) above and in respect of which no adjustment pursuant to this paragraph (5) or paragraph (4) or paragraph (6) of this Section has been made, exceeds 15% of the product of the Current Market Price per share of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the Settlement Rate shall be increased so that the same shall equal the rate determined by dividing the Settlement Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to the Current Market Price per share of the Common Stock on the date fixed for such determination less an amount equal to the quotient of (x) the combined amount distributed or payable in the transactions described in clauses (I) and (II) above and (y) the number of shares of Common Stock outstanding on such date for determination and (ii) the denominator of which shall be equal to the Current Market Price per share of the Common Stock on such date for determination.

                      (6) If a tender or exchange offer made by the Company or any subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon its expiration) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares) of
(I) an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with the aggregate of the cash plus the fair market value (as determined by the

Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer, by the Company or any subsidiary of the Company for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to paragraph (5) of this Section or this paragraph (6) has been made and (II) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to paragraph
(5) of this Section or this paragraph (6) has been made, exceeds 15% of the product of the Current Market Price per share of the Common Stock as of the last time (the "EXPIRATION TIME") tenders could have been made pursuant to such tender or exchange offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Settlement Rate shall be adjusted so that the same shall equal the rate determined by dividing the Settlement Rate immediately prior to the close of business on the date of the Expiration Time by a fraction (i) the numerator of which shall be equal to (A) the product of (I) the Current Market Price per share of the Common Stock on the date of the Expiration Time and (II) the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time less (B) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the transactions described in clauses (I) and (II) above (assuming in the case of clause (I) the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares), and (ii) the denominator of which shall be equal to the product of (A) the Current Market Price per share of the Common Stock as of the Expiration Time and (B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "PURCHASED SHARES").

                      (7) The reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a Reorganization Event to which Section 5.6(b) applies) shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of paragraph (4) of this Section), and (b) a subdivision, split or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately afterwards (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision or split becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision, split or combination becomes effective" within the meaning of paragraph (3) of this Section).

                      (8) The "CURRENT MARKET PRICE" per share of Common Stock on any day means the average of the daily Closing Prices for the ten consecutive Trading Days ending on the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date", when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades in the regular way on such exchange or in such market without the right to receive such issuance or distribution.

                      (9) All adjustments to the Settlement Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment in the Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent; provided, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Settlement Rate pursuant to paragraph (1), (2),
(3), (4), (5), (6), (7) or (10) of this Section 5.6(a), an adjustment shall also be made to the Applicable Market Value solely to determine which of clauses (a),
(b) or (c) of the definition of Settlement Rate in Section 5.1 will apply on the Purchase Contract Settlement Date. Such adjustment shall be made by multiplying the Applicable Market Value by a fraction of which the numerator shall be the Settlement Rate immediately before such adjustment pursuant to paragraph (1),
(2), (3), (4), (5), (6), (7) or (10) of this Section 5.6(a) and the denominator shall be the Settlement Rate immediately after such adjustment; provided, that if such adjustment to the Settlement Rate is required to be made pursuant to the occurrence of any of the events contemplated by paragraph (1), (2), (3), (4),
(5), (7) or (10) of this Section 5.6(a) during the period taken into consideration for determining the Applicable Market Value, appropriate and customary adjustments shall be made to the Settlement Rate.

                      (10) The Company may make such increases in the Settlement Rate, in addition to those required by this Section, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reason.

                  (b) Adjustment for Consolidation, Merger or Other Reorganization Event. In the event of (i) any consolidation or merger of the Company with or into another Person (other than a merger or consolidation in which the Company is the continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Company or another corporation),
(ii) any sale, transfer, lease or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety, (iii) any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition) or (iv) any liquidation, dissolution or winding up of the Company other than as a result of or after the occurrence of a Termination Event (any such event, a "REORGANIZATION EVENT"), appropriate action shall be taken including, if applicable, an adjustment to the Settlement Rate so that each Holder of Units will receive on the Purchase Contract Settlement Date with respect to each Purchase Contract forming a part of the Units, the kind and amount of securities, cash and other property receivable upon such Reorganization Event (without any interest, and without any right to dividends or distribution which have a record date that is prior to the Purchase Contract Settlement Date, it being understood that Holders of Units on the Purchase Contract Settlement Date following the effective date of a Change in Control shall be deemed to be the owners of record of the Common stock (or any other securities into which the Common Stock may be converted) they will receive on the Purchase Contract Settlement Date and shall receive (i) on such Purchase Contract Settlement Date any dividends or distributions which have a record date that is on or after the effective date of such Change in Control and a payment date that is on or prior to that Purchase Contract Settlement Date, and (ii)thereafter on the applicable payment date any dividends or distributions which have a record date that is on or after the effective date of such Change in Control and a payment date that is after that Purchase Contract Settlement
Date) by a Holder of the number of shares of Common Stock issuable on account of each Purchase Contract if the Purchase Contract Settlement Date had occurred immediately prior to such Reorganization Event assuming such Holder of Common Stock is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a "CONSTITUENT PERSON"), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates of the Company and non-affiliates and such Holder failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided, that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by other than a Constituent Person or an Affiliate of it and in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such Reorganization Event by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). In the event of such a Reorganization Event, the Person formed by such consolidation, merger or exchange or the Person which acquires the assets of the Company or, in the event of a liquidation or dissolution of the Company, the Company or a liquidating trust created in connection with such liquidation or dissolution, shall execute and deliver to the Agent an agreement supplemental to this Agreement providing that the Holders of each Outstanding Unit shall have the rights provided by this Section 5.6(b). Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The above provisions of this Section shall similarly apply to successive Reorganization Events.

                  (c) The provisions of this Section 5.6 shall apply only after the Effective Time.

                  SECTION 5.7. NOTICE OF ADJUSTMENTS AND CERTAIN OTHER EVENTS.

                  (a) Whenever the Settlement Rate is adjusted as provided in
Section 5.6, the Company shall:

                           (i) forthwith compute the adjusted Settlement Rate in
                  accordance with Section 5.6 and prepare and transmit to the Agent an Officers' Certificate setting forth the Settlement Rate, the method by which it was calculated in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

                           (ii) within 10 Business Days following the occurrence
                  of an event that requires an adjustment to the Settlement Rate pursuant to Section 5.6 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide a written notice to the Holders of the Units of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Settlement Rate was determined and setting forth the adjusted Settlement Rate.

                  (b) The Agent shall not at any time be under any duty or responsibility to any Holder of Units to determine whether any facts exist which may require any adjustment of the Settlement Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at the time be issued or delivered with respect to any Purchase Contract; and the Agent makes no representation with respect to such matters. The Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to a Purchase Contract or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.

                  SECTION 5.8. TERMINATION EVENT; NOTICE. The Purchase Contracts and all obligations and rights of the Company and the Holders under them, including, without limitation, the rights and obligations of Holders to purchase Common Stock, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon and after the occurrence of a Termination Event, the Units shall represent the right to receive the Debentures forming a part of such Units in the case of Corporate Units, or Treasury Securities in the case of Treasury Units, in accordance with the provisions of Section 5.4 of the Pledge Agreement. Upon the occurrence of a Termination Event, the Company shall promptly but within two Business Days give written notice to the Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Register.

                  SECTION 5.9. [INTENTIONALLY OMITTED].

                  SECTION 5.10. NO FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares of Common Stock shall be issued or delivered upon settlement on the Purchase Contract Settlement Date. If Certificates evidencing more than one Purchase Contract shall be surrendered for settlement at one time by the same Holder, the number of full shares of Common Stock which shall be delivered upon settlement shall be computed on the basis of the aggregate number of Purchase Contracts evidenced by the Certificates so surrendered. Instead of any fractional share of Common Stock which would otherwise be deliverable upon settlement of any Purchase Contracts on the Purchase Contract Settlement Date, the Company, through the Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the value of such fractional shares times the Applicable Market Value. The Company shall provide the Agent from time to time with sufficient funds to permit the Agent to make all cash payments required by this Section 5.10 in a timely manner.

                  SECTION 5.11. CHARGES AND TAXES. The Company will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of Common Stock pursuant to the Purchase Contracts; provided, that the Company shall not be required to pay any such tax or taxes which may be payable in respect of any exchange of or substitution for a Certificate evidencing a Units or any issuance of a share of Common Stock in a name other than that of the registered Holder of a Certificate surrendered in respect of the Units evidenced by such Certificate, other than in the name of the Agent, as custodian for such Holder, and the Company shall not be required to issue or deliver such share certificates or Certificates unless or until the Person or Persons requesting the transfer or issuance shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.


                                   ARTICLE VI

                                    REMEDIES

                  SECTION 6.1. UNCONDITIONAL RIGHT OF HOLDERS TO PURCHASE
COMMON STOCK. The Holder of any Corporate Unit or Treasury Unit shall have the right, which is absolute and unconditional, to purchase Common Stock (or any other securities into which the Common Stock may be converted) pursuant to the Purchase Contract that is a part of such Unit and to institute suit for the enforcement of such right to purchase Common Stock (or any other securities into which the Common Stock may be converted); and such rights shall not be impaired without the consent of such Holder.

                  SECTION 6.2. RESTORATION OF RIGHTS AND REMEDIES. If any
Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and such Holder shall be restored severally and respectively to their former positions under this Agreement and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

                  SECTION 6.3. RIGHTS AND REMEDIES CUMULATIVE. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates in the last paragraph of Section 3.10, no right or remedy conferred upon or reserved to the Holders in this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given in this Agreement or now or subsequently existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Agreement or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  SECTION 6.4. DELAY OR OMISSION NOT WAIVER. No delay or omission of any Holder to exercise any right or remedy upon a default shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

                  SECTION 6.5. UNDERTAKING FOR COSTS. All parties to this Agreement agree, and each Holder of Corporate Units or Treasury Units, by its acceptance of such Corporate Units or Treasury Units shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Agent for any action taken, suffered or omitted by it as Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Agent, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Outstanding Units, or to any suit instituted by any Holder for the enforcement of the right to purchase shares of Common Stock (or any other securities into which the Common Stock may be converted) under the Purchase Contract constituting part of any Unit held by such Holder.

                  SECTION 6.6. WAIVER OF STAY OR EXTENSION LAWS. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time subsequently in force, which may affect the covenants or the performance of this Agreement. The Company (to the extent that it may lawfully do so) expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power granted to the Agent or the Holders in this Agreement, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE VII

                                    THE AGENT

               SECTION 7.1. CERTAIN DUTIES AND RESPONSIBILITIES.

                  (a) (1) The Agent undertakes to perform, with respect to the Units, such duties and only such duties as are specifically set forth in this Agreement and the

         Pledge Agreement, and no implied covenants or obligations shall be read into this Agreement or the Pledge Agreement against the Agent; and

                      (2) in the absence of bad faith or negligence on its part, the Agent may, with respect to the Units, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed in them, upon certificates or opinions furnished to the Agent and conforming to the requirements of this Agreement or the Pledge Agreement, as applicable, but in the case of any certificates or opinions which by any provision of this Agreement are specifically required to be furnished to the Agent, the Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement or the Pledge Agreement, as applicable.

                  (b) No provision of this Agreement or the Pledge Agreement shall be construed to relieve the Agent from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

                      (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

                      (2) the Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Agent was negligent in ascertaining the pertinent facts; and

                      (3) no provision of this Agreement or the Pledge Agreement shall require the Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Agreement, or in the exercise of any of its rights or powers, if adequate indemnity is not provided to it.

                  (c) Whether or not expressly so provided, every provision of this Agreement and the Pledge Agreement relating to the conduct or affecting the liability of or affording protection to the Agent shall be subject to the provisions of this Section.

                  (d) The Agent is authorized to execute and deliver the Pledge Agreement in its capacity as Agent.

                  SECTION 7.2. NOTICE OF DEFAULT. Within 30 days after the occurrence of any default by the Company under this Agreement of which a Responsible Officer of the Agent has actual knowledge, the Agent shall transmit by mail to the Company and the Holders of Units, as their names and addresses appear in the Register, notice of such default, unless such default shall have been cured or waived.

                  SECTION 7.3. CERTAIN RIGHTS OF AGENT. Subject to the provisions of Section 7.1:

                  (a) the Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, Debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request or direction of the Company mentioned in this Agreement shall be sufficiently evidenced by an Officers' Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

                  (c) whenever in the administration of this Agreement or the Pledge Agreement the Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action under this Agreement, the Agent (unless other evidence is specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate of the Company;

                  (d) the Agent may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it under this Agreement in good faith and in reliance on such advice or opinion;

                  (e) the Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, Debenture, note, other evidence of indebtedness or other paper or document, but the Agent, in its discretion, may make reasonable further inquiry or investigation into such facts or matters related to the execution, delivery and performance of the Purchase Contracts as it may see fit, and, if the Agent shall determine to make such further inquiry or investigation, it shall be given a reasonable opportunity to examine the books, records and premises of the Company, personally or by agent or attorney; and

                  (f) the Agent may execute any of its powers or perform its duties under this Agreement either directly or by or through agents or attorneys or an Affiliate and the Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney or an Affiliate appointed with due care by it.

                  SECTION 7.4. NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF UNITS. The recitals contained in this Agreement and in the Certificates shall be taken as the statements of the Company, and the Agent assumes no responsibility for their accuracy. The Agent makes no representations as to the validity or sufficiency of either this Agreement or of the Units, or of the Pledge Agreement or the Pledge. The Agent shall not be accountable for the use or application by the Company of the proceeds in respect of the Purchase Contracts.

                  SECTION 7.5. MAY HOLD UNITS. Any Registrar or any other agent of the Company, or the Agent and its Affiliates, in their individual or any other capacity, may become the owner or pledgee of Units and may otherwise deal with the Company, the Collateral Agent or any other Person with the same rights it would have if it were not Registrar or such other agent, or the Agent.

                  SECTION 7.6. MONEY HELD IN CUSTODY. Money held by the Agent in custody under this Agreement need not be segregated from the other funds except to the extent required by law or provided in this Agreement. The Agent shall be under no obligation to invest or pay interest on any money received by it under this Agreement except as otherwise agreed in writing with the Company.

                  SECTION 7.7. COMPENSATION AND REIMBURSEMENT. The Company agrees:

                  (1) to pay to the Agent from time to time reasonable compensation for all services rendered by it under this Agreement and under the Pledge Agreement;

                  (2) except as otherwise expressly provided for in this Agreement, to reimburse the Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Agent in accordance with any provision of this Agreement and the Pledge Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (3) to indemnify the Agent and any predecessor Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of its duties under this Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under this Agreement.

                  SECTION 7.8. CORPORATE AGENT REQUIRED; ELIGIBILITY. There shall at all times be an Agent which shall be a corporation organized and doing business under the laws of the United States of America, any State or the District of Columbia, authorized under such laws to exercise corporate trust powers, having (or being a member of a bank holding company having) a combined capital and surplus of at least $150,000,000, subject to supervision or examination by Federal or State authority and having a Corporate Trust Office in the Borough of Manhattan, The City of New York, if there be such a corporation in the Borough of Manhattan, The City of New York, qualified and eligible under this Article and willing to act on reasonable terms. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Article.

                  SECTION 7.9. RESIGNATION AND REMOVAL; APPOINTMENT OF
SUCCESSOR.

                  (a) No resignation or removal of the Agent and no appointment of a successor Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Agent in accordance with the applicable requirements of Section 7.10.

                  (b) The Agent may resign at any time by giving written notice to the Company 60 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Agent required by Section 7.10 shall not have been delivered to the Agent within 30 days after the giving of such notice of resignation, the resigning Agent may petition any court of competent jurisdiction for the appointment of a successor Agent.

                  (c) The Agent may be removed at any time by Act of the Holders of a majority in number of the Outstanding Units delivered to the Agent and the Company.

                  (d) If at any time:

                           (1) the Agent fails to comply with Section 310(b) of
                  the TIA, as if the Agent were an indenture trustee under an indenture qualified under the TIA, after written request for such compliance by the Company or by any Holder who has been a bona fide Holder of a Unit for at least six months,

                           (2) the Agent shall cease to be eligible under
                  Section 7.8 and shall fail to resign after written request by the Company or by any such Holder, or

                           (3) the Agent shall become incapable of acting or
                  shall be adjudged a bankrupt or insolvent or a receiver of the Agent or of its property shall be appointed or any public officer shall take charge or control of the Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Agent, or (ii) any Holder who has been a bona fide Holder of a Unit for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Agent and the appointment of a successor Agent.

                  (e) If the Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Agent for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Agent and shall comply with the applicable requirements of Section 7.10. If no successor Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 7.10, any Holder who has been a bona fide Holder of a Units for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Agent.

                  (f) The Company shall give, or shall cause such successor Agent to give, notice of each resignation and each removal of the Agent and each appointment of a successor Agent by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the applicable Register. Each notice shall include the name of the successor Agent and the address of its Corporate Trust Office.

                  SECTION 7.10. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

                  (a) In case of the appointment of a successor Agent, every such successor Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Agent an instrument accepting such appointment, after which the resignation or removal of the retiring Agent shall become effective and such successor Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Agent. On the request of the Company or the successor Agent, such retiring Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Agent all the rights, powers and trusts of the retiring Agent and shall duly assign, transfer and deliver to such successor Agent all property and money held by such retiring Agent under this Agreement.

                  (b) Upon request of any such successor Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Agent all such rights, powers and agencies referred to in paragraph (a) of this Section.

                  (c) No successor Agent shall accept its appointment unless at the time of such acceptance such successor Agent shall be qualified and eligible under this Article.

                  SECTION 7.11. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS. Any corporation into which the Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Agent, shall be the successor of the Agent, if such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement. In case any Certificates shall have been authenticated and executed on behalf of the Holders, but not delivered, by the Agent then in office, any successor by merger, conversion or consolidation to such Agent may adopt such authentication and execution and deliver the Certificates so authenticated and executed with the same effect as if such successor Agent had itself authenticated and executed such Units.

                  SECTION 7.12. PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.

                  (a) The Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders received by the Agent in its capacity as Registrar.

                  (b) If three or more Holders (referred to as "APPLICANTS") apply in writing to the Agent, and furnish to the Agent reasonable proof that each such applicant has owned a Unit for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Units and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Agent shall mail to all the Holders COPIES of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Agent of the materials to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing.

                  SECTION 7.13. NO OBLIGATIONS OF AGENT. Except to the extent otherwise expressly provided in this Agreement, the Agent assumes no obligations and shall not be subject to any liability under this Agreement, the Pledge Agreement or any Purchase Contract in respect of the obligations of the Holder of any Unit. The Company agrees, and each Holder of a Certificate, by his acceptance of the Certificate, shall be deemed to have agreed, that the Agent's execution of the Certificates on behalf of the Holders shall be solely as agent and attorney-in-fact for the Holders, and that the Agent shall have no obligation to perform such Purchase Contracts on behalf of the Holders, except to the extent expressly provided in Article Five. Anything in this Agreement to the contrary notwithstanding, in no event shall the Agent or its officers, employees or agents be liable under this Agreement to any third party for indirect, special, punitive, or consequential loss or damage of any kind, including lost profits, whether or not the likelihood of such loss or damage was known to the Agent, incurred without any act or deed that is found to be attributable to gross negligence or willful misconduct on the part of the Agent.

                  SECTION 7.14. TAX COMPLIANCE.

                  (a) The Company will comply with all applicable certification, information reporting and withholding (including "backup" withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Units or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Units. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

                  (b) The Agent shall comply in accordance with the terms hereof with any written direction received from the Company with respect to the execution or certification of any required documentation and the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement rely on any such direction in accordance with the provisions of Section 7.1(a)(2).

                  (c) The Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request.


                                  ARTICLE VIII

                             SUPPLEMENTAL AGREEMENTS

                  SECTION 8.1. SUPPLEMENTAL AGREEMENTS WITHOUT CONSENT OF HOLDERS. Without the consent of any Holders, the Company and the Agent, at any time and from time to time, may enter into one or more agreements supplemental to this Agreement, in form satisfactory to the Company and the Agent, for any one or more of the following purposes only:

                  (1) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants and agreements of the Company in this Agreement and in the Certificates;

                  (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power conferred in this Agreement upon the Company;

                  (3) to evidence and provide for the acceptance of appointment by a successor Agent;

                  (4) to make provision with respect to the rights of Holders pursuant to the requirements of Section 5.6(b); or

                  (5) except as provided for in Section 5.6, to cure any ambiguity, to correct or supplement any provisions of this Agreement which may be inconsistent with any other provisions of this Agreement, or to make any other provisions with respect to such matters or questions arising under this Agreement; provided, that such action shall not adversely affect the interests of the Holders.

                  SECTION 8.2. SUPPLEMENTAL AGREEMENTS WITH CONSENT OF HOLDERS. With the consent of the Holders of not less than a majority of the outstanding Purchase Contracts voting together as one class, by Act of said Holders delivered to the Company and the Agent, the Company, when authorized by a Board Resolution, and the Agent may enter into an agreement or agreements supplemental to this Agreement for the purpose of modifying in any manner the terms of the Purchase Contracts, or the provisions of this Agreement or the rights of the Holders in respect of the Units; provided, that, except as contemplated in this Agreement, no such supplemental agreement shall, without the unanimous consent of the Holders of each outstanding Purchase Contract affected,

                  (1) change the amount or the type of Collateral required to be Pledged to secure a Holder's obligations under the Purchase Contract or otherwise adversely affect the Holder's rights in or to such Collateral or adversely alter the rights in or to such Collateral;

                  (2) impair the right to institute suit for the enforcement of any Purchase Contract;

                  (3) reduce the number of shares of Common Stock to be purchased pursuant to any Purchase Contract, increase the Purchase Price, change the Purchase Contract Settlement Date or otherwise adversely affect the Holder's rights under any Purchase Contract; or

                  (4) reduce the percentage of the outstanding Purchase Contracts the consent of whose Holders is required for any such supplemental agreement;

provided further, that if any amendment or proposal referred to above would adversely affect only the Corporate Units or the Treasury Units, then only the affected class of Holder as of the record date for the Holders entitled to vote thereon will be entitled to vote on such amendment or proposal, and such amendment or proposal shall not be effective except with the consent of Holders of not less than a majority of such class; and provided further, that the unanimous consent of the Holders of each outstanding Purchase Contract of such class affected shall be required to approve any amendment or proposal specified in clauses (1) - (4) above.

                  It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance of such supplemental agreement.

                  SECTION 8.3. EXECUTION OF SUPPLEMENTAL AGREEMENTS. In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article or the modifications of the agencies created by this Agreement, the Agent shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement. The

Agent may, but shall not be obligated to, enter into any such supplemental agreement which affects the Agent's own rights, duties or immunities under this Agreement or otherwise.

                  SECTION 8.4. EFFECT OF SUPPLEMENTAL AGREEMENTS. Upon the execution of any supplemental agreement under this Article, this Agreement shall be modified in accordance with it, and such supplemental agreement shall form a part of this Agreement for all purposes. Every Holder of Certificates previously or subsequently authenticated, executed on behalf of the Holders and delivered, shall be bound by such supplemental agreement.

                  SECTION 8.5. REFERENCE TO SUPPLEMENTAL AGREEMENTS. Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Agent, bear a notation in form approved by the Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Certificates so modified as to conform, in the opinion of the Agent and the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Agent in exchange for Outstanding Certificates.

                                   ARTICLE IX

                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

                  SECTION 9.1. COVENANT NOT TO MERGE, CONSOLIDATE, SELL OR CONVEY PROPERTY EXCEPT UNDER CERTAIN CONDITIONS. The Company covenants that it will not merge or consolidate with any other Person or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any Person or group of affiliated Persons in one transaction or a series of related transactions, unless (i) either the Company shall be the continuing corporation, or the successor (if other than the Company) shall be a corporation organized and existing under the laws of the United States of America or a State or the District of Columbia and such corporation shall expressly assume all the obligations of the Company under the Purchase Contracts, this Agreement and the Pledge Agreement by one or more supplemental agreements in form reasonably satisfactory to the Agent and the Collateral Agent, executed and delivered to the Agent and the Collateral Agent by such corporation, and (ii) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale, assignment, transfer, lease or conveyance, be in default in the performance of any covenant or condition under this Agreement, under any of the Units or under the Pledge Agreement.

                  SECTION 9.2. RIGHTS AND DUTIES OF SUCCESSOR CORPORATION. In case of any such consolidation, merger, sale, assignment, transfer, lease or conveyance and upon any such assumption by a successor corporation in accordance with Section 9.1, such successor corporation shall succeed to and be substituted for the Company with the same effect as if it had been named originally as the

Company. Such successor corporation thereafter may cause to be signed, and may issue either in its own name or in the name of New NiSource Inc., any or all of the Certificates evidencing Units issuable under this Agreement which shall not have been signed by the Company and delivered to the Agent; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Agent shall authenticate and execute on behalf of the Holders and deliver any Certificates which previously shall have been signed and delivered by the officers of the Company to the Agent for authentication and execution, and any Certificate evidencing Units which such successor corporation thereafter shall cause to be signed and delivered to the Agent for that purpose. All the Certificates issued shall in all respects have the same legal rank and benefit under this Agreement as the Certificates previously or subsequently issued in accordance with the terms of this Agreement as though all of such Certificates had been issued at the date of the execution of this Agreement.

                  In case of any such consolidation, merger, sale, assignment, transfer, lease or conveyance, such change in phraseology and form (but not in substance) may be made in the Certificates evidencing Units to be issued subsequently as may be appropriate.

                  SECTION 9.3. OPINION OF COUNSEL GIVEN TO AGENT. The Agent, subject to Sections 7.1 and 7.3, shall receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, assignment, transfer, lease or conveyance, and any such assumption, complies with the provisions of this Article and that all conditions precedent to the consummation of any such consolidation, merger, sale, assignment, transfer, lease or conveyance have been met.


                                    ARTICLE X

                                    COVENANTS

                  SECTION 10.1. PERFORMANCE UNDER PURCHASE CONTRACTS. The Company covenants and agrees for the benefit of the Holders from time to time of the Units that it will duly and punctually perform its obligations under the Purchase Contracts in accordance with the terms of the Purchase Contracts and this Agreement.

                  SECTION 10.2. MAINTENANCE OF OFFICE OR AGENCY. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Certificates may be presented or surrendered for acquisition of shares of Common Stock upon settlement of the Purchase Contracts on the Purchase Contract Settlement Date and for transfer of Collateral upon occurrence of a Termination Event, where Certificates may be surrendered for registration of transfer or exchange, for a Collateral Substitution or re-establishment of a Corporate Unit and where notices and demands to or upon the Company in respect of the Units and this Agreement may be served. The Company will give prompt written notice to the Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Agent with its address, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company appoints the Agent as its agent to receive all such presentations, surrenders, notices and demands.

                  The Company may also from time to time designate one or more other offices or agencies where Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company designates as the place of payment for the Units the Corporate Trust Office and appoints the Agent at its Corporate Trust Office as paying agent in such city.

                  SECTION 10.3. COMPANY TO RESERVE COMMON STOCK. The Company shall at all times prior to the Purchase Contract Settlement Date reserve and keep available, free from preemptive rights, out of its authorized but unissued and unreserved Common Stock, the maximum number of shares of Common Stock issuable against tender of payment in respect of all Purchase Contracts constituting a part of the Units evidenced by Outstanding Certificates.

                  SECTION 10.4. COVENANTS AS TO COMMON STOCK. The Company covenants that all shares of Common Stock which may be issued against tender of payment in respect of any Purchase Contract constituting a part of the Outstanding Units will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable.

                  SECTION 10.5. STATEMENTS OF OFFICERS OF THE COMPANY AS TO DEFAULT. The Company will deliver to the Agent, within 120 days after the end of each fiscal year of the Company (which as of the date of this Agreement is December 31) ending after the date of this Agreement, an Officers' Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company), stating whether or not to the best knowledge of the signers the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Agreement, and if the Company shall be in default, specifying all such defaults and their nature and status of which they may have knowledge.

                  SECTION 10.6. ERISA. Each Holder from time to time of the Corporate Units which is a Plan represents that its acquisition of the Corporate Units and the holding of the same satisfies the applicable fiduciary requirements of ERISA and that it is entitled to exemption relief from the prohibited transaction provisions of ERISA and the Code in accordance with one or more prohibited transaction exemptions or that its participation in these transactions otherwise will not result in a nonexempt prohibited transaction.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                                          New NiSource Inc.



                                          By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                          The Chase Manhattan Bank, as
                                            Purchase Contract Agent


                                          By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT A

                     FACE OF CORPORATE SAILS(SM) CERTIFICATE


                  "THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), OR A NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."


NO. _______                                                  CUSIP NO. _________
NUMBER OF CORPORATE SAILS(SM) ________

                                NEW NISOURCE INC.
             CORPORATE STOCK APPRECIATION INCOME LINKED SECURITY(SM)

                  This Corporate Unit Certificate certifies that Cede & Co. is the registered Holder of the number of Corporate Stock Appreciation Income Linked Securities(SM) ("SAILS(SM)" or "UNITS") set forth above. Each Corporate Unit consists of (i) beneficial ownership by the Holder of one Debenture (the "DEBENTURE") of New NiSource Inc., an Indiana corporation (the "COMPANY"), in the aggregate principal amount at maturity of $_________, subject to the Pledge of such Debenture by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with the Company. All capitalized terms used in this Certificate which are defined in the Purchase Contract Agreement (as defined on the reverse side) have the respective meanings set forth in the Purchase Contract Agreement.

                  Pursuant to the Pledge Agreement, the Debenture, constituting part of each Corporate Unit evidenced by this Certificate, has been pledged to the Collateral Agent, for the benefit of the

Company, to secure the obligations of the Holder under the Purchase Contract comprising a portion of such Corporate Unit.

                  Each Purchase Contract obligates the Holder of this Corporate Unit Certificate to purchase, and the Company to sell, on ________ __, 200_ (the "PURCHASE CONTRACT SETTLEMENT DATE"), at a price equal to $[2.60] (the "STATED AMOUNT"), a number of Common Shares, without par value ("COMMON STOCK"), of the Company, equal to the Settlement Rate, unless on or prior to the Purchase Contract Settlement Date there shall have occurred a Termination Event with respect to the Corporate Units of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement and more fully described on the reverse of this Certificate. The purchase price (the "PURCHASE PRICE") for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced by this Certificate, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by separate cash or by application of payment received, pursuant to the Remarketing, in respect of the principal amount of the Pledged Debentures pursuant to their Remarketing, pledged to secure the obligations under such Purchase Contract of the Holder of the Corporate Units of which such Purchase Contract is a part.

                  Reference is made to the further provisions set forth on the reverse of this Certificate, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication has been executed by the Agent by manual signature, this Corporate Unit Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


                                          NEW NISOURCE INC.


                                          By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                          By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                          HOLDER SPECIFIED ABOVE (as to
                                          obligations of such Holder under the
                                          Purchase Contracts evidenced by this
                                          Certificate)

                                          By:  The Chase Manhattan Bank, not
                                               individually but solely as
                                               Attorney-in-Fact of such Holder


                                          By:
                                               ---------------------------------
                                               Name:
                                               Title:


Dated:

                      AGENT'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Corporate SAILS(SM) Certificates referred to in the within mentioned Purchase Contract Agreement.


                                       By: The Chase Manhattan Bank, as Purchase
                                           Contract Agent


                                       By:
                                           -------------------------------------
                                                     Authorized Officer

               (FORM OF REVERSE OF CORPORATE SAILS(SM) CERTIFICATE)


                  Each Purchase Contract evidenced by this Certificate is governed by the Purchase Contract Agreement, dated as of [____________], 200_ (as it may be supplemented from time to time, the "PURCHASE CONTRACT AGREEMENT"), between the Company and The Chase Manhattan Bank as Purchase Contract Agent (including its successors, the "AGENT"), to which Purchase Contract Agreement and supplemental agreements to it reference is made for a description of the respective rights, limitations of rights, obligations, duties and immunities of the Agent, the Company, and the Holders and of the terms upon which the Corporate Unit Certificates are, and are to be, executed and delivered.

                  Each Purchase Contract evidenced by this Certificate obligates the Holder of this Corporate Unit Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount (the "PURCHASE PRICE"), a number of shares of Common Stock of the Company equal to the Settlement Rate, unless, on or prior to the Purchase Contract Settlement Date, there shall have occurred a Termination Event with respect to the Units of which such Purchase Contract is a part. The "Settlement Rate" is equal to (a) if the Applicable Market Value (as defined below) is equal to or greater than $[23.10] (the "THRESHOLD APPRECIATION PRICE"), [0.1126] shares of Common Stock per Purchase Contract, (b) if the Applicable Market Value is less than the Threshold Appreciation Price but is greater than $[16.50], the number of shares of Common Stock per Purchase Contract equal to the Stated Amount divided by the Applicable Market Value, and (c) if the Applicable Market Value is less than or equal to $[16.50], [0.1576] shares of Common Stock per Purchase Contract, in each case subject to adjustment as provided in the Purchase Contract Agreement. No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in the Purchase Contract Agreement.

                  Each Purchase Contract evidenced by this Certificate, which is settled through Cash Settlement, shall obligate the Holder of the related Corporate Units to purchase at the Purchase Price, and the Company to sell, a number of newly issued shares of Common Stock equal to the Settlement Rate.

                  The "APPLICABLE MARKET VALUE" means the average of the Closing Price per share of Common Stock on each of the 30 Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date or any applicable Early Settlement Date. The "CLOSING PRICE" of the Common Stock on any date of determination means (i) the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Stock on the New York Stock Exchange (the "NYSE") on such date, (ii) if the Common Stock is not listed for trading on the NYSE on any such date, the closing sale price as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, (iii) if the Common Stock is not so listed on a United States national or regional securities exchange, the closing sale price as reported by The Nasdaq Stock Market, (iv) if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or (v) if such bid price is not available, the average of the mid-point of the last bid and ask prices of the Common Stock on such date from at least three nationally recognized independent investment banking firms retained for this purpose by the Company. A "TRADING DAY" means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

                  In accordance with the terms of the Purchase Contract Agreement, the Holder of this Corporate Unit Certificate may pay the Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced by this Certificate by effecting a Cash Settlement or from the proceeds of a remarketing of the related Pledged Debentures. A Holder of Corporate Units which does not effect, on or prior to 11:00 a.m. New York City time on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, an effective Cash Settlement, shall pay the Purchase Price for the shares of Common Stock to be issued under the related Purchase Contract from the proceeds of the sale of the related Pledged Debentures held by the Collateral Agent. Such sale will be made by the Remarketing Agent pursuant to the terms of the Remarketing Agreement on the third Business Day prior to the Purchase Contract Settlement Date. As provided in the Purchase Contract Agreement, upon the occurrence of a Failed Remarketing the Collateral Agent, for the benefit of the Company, may exercise its rights as a secured creditor with respect to the Pledged Debentures related to this Corporate Unit Certificate in the manner provided for in the Purchase Contract Agreement.

                  The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates for Common Shares to the Holder unless it shall have received payment of the aggregate purchase price for the shares of Common Stock to be purchased under such Purchase Contract in the manner set forth in this Certificate.

                  Each Purchase Contract evidenced by this Certificate and all obligations and rights of the Company and the Holder under such Purchase Contract shall terminate if a Termination Event shall occur. Upon the occurrence of a Termination Event, the Company shall give written notice to the Agent and to the Holders, at their addresses as they appear in the Corporate Unit Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Debentures forming a part of each Corporate Unit from the Pledge. A Corporate Unit shall thereafter represent the right to receive the Debentures forming a part of such Corporate Unit in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.

                  Under the terms of the Pledge Agreement, the Agent will be entitled to exercise the voting and any other consensual rights with respect to modifications or amendments of the Indenture pertaining to the Pledged Debentures. Upon receipt of notice of any meeting at which holders of

Debentures are entitled to vote or upon the solicitation of consents, waivers or proxies of holders of Debentures, the Agent shall, as soon as practicable, mail to the Corporate Unit Holders a notice (a) containing such information as is contained in the notice or solicitation, (b) stating that each Corporate Unit Holder on the record date set by the Agent (which, to the extent possible, shall be the same date as the record date for determining the holders of Preferred Units entitled to vote) shall be entitled to instruct the Agent as to the exercise of the voting rights pertaining to the Debentures constituting a part of such Holder's Corporate Units, and (c) stating the manner in which such instructions may be given. Upon the written request of the Corporate Unit Holders on such record date, the Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Debentures as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of a Corporate Unit, the Agent shall abstain from voting the Debenture evidenced by such Corporate Unit.

                  The Corporate Unit Certificates are issuable only in registered form and only in denominations of a single Corporate Unit and any integral multiple of it. The transfer of any Corporate Unit Certificate will be registered and Corporate Unit Certificates may be exchanged as provided in the Purchase Contract Agreement. The Corporate Unit Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such transactions. A holder who elects to substitute a Treasury Security for Debentures, thereby creating Treasury Units, shall be responsible for any fees or expenses payable in connection with the substitution. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying a Corporate Unit remains in effect, such Corporate Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Corporate Unit in respect of the Debenture and Purchase Contract constituting such Corporate Unit may be transferred and exchanged only as a Corporate Unit. The holder of a Corporate Unit may substitute for the Pledged Debenture securing its obligation under the related Purchase Contract Treasury Securities in an aggregate principal amount equal to the aggregate principal amount at maturity of the Debentures in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. From and after such Collateral Substitution, the Unit for which such Pledged Treasury Securities secures the holder's obligation under the Purchase Contract shall be referred to as a "TREASURY UNIT." A Holder may make such Collateral Substitution only in integral multiples of [5000] Corporate Units for [13] Treasury Units. Such Collateral Substitution may cause the equivalent aggregate principal amount of this Certificate to be increased or decreased. All such adjustments to the equivalent aggregate principal amount of this Corporate Unit Certificate shall be duly recorded by placing an appropriate notation on the Schedule attached to this Certificate.

                  A Holder of Treasury Units may recreate Corporate Units by delivering to the Securities Intermediary Debentures of an aggregate principal amount equal to the aggregate principal amount of the Pledged Treasury Securities in exchange for the release of such Pledged Treasury Securities in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.

                  The Purchase Contracts and all obligations and rights of the Company and the Holders under them, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but within two Business Days give written notice to the Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Corporate Unit Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Debentures from the Pledge in accordance with the provisions of the Pledge Agreement.

                  Upon registration of transfer of this Corporate Unit Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Agent pursuant to the Purchase Contract Agreement) under the terms of the Purchase Contract Agreement and the Purchase Contracts evidenced by this Certificate and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Corporate Unit Certificate. The Company covenants and agrees, and the Holder, by its acceptance of this Certificate, likewise covenants and agrees, to be bound by the provisions of this paragraph.

                  The Holder of this Corporate Unit Certificate, by its acceptance of this Certificate, authorizes the Agent to enter into and perform the related Purchase Contracts forming part of the Corporate Units evidenced by this Certificate on its behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions of such Purchase Contracts, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Agent to enter into and perform the Purchase Contract Agreement and the Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Debentures underlying this Corporate Unit Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms of such agreements, payments received, pursuant to the Remarketing, in respect of the principal amount of the Pledged Debentures shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

                  Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

                  The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

                  The Company, the Agent and its Affiliates and any agent of the Company or the Agent may treat the Person in whose name this Corporate Unit Certificate is registered as the owner of the Corporate Units evidenced by this Certificate for all purposes, whether or not any payments in respect of the Corporate Units evidenced by this Certificate be overdue and notwithstanding any notice to the contrary, and neither the Company, the Agent nor any such agent shall be affected by notice to the contrary.

                  The Purchase Contracts shall not, prior to settlement, entitle the Holder to any of the rights of a holder of shares of Common Stock.

                  A copy of the Purchase Contract Agreement is available for inspection at the offices of the Agent.

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -                        as tenants in common

UNIF GIFT MIN ACT -              ---------------Custodian---------------
                                 (cust)                           (minor)

                                 Under Uniform Gifts to Minors Act of
                                                                     -----------

                                 -----------------------------------------------

TEN ENT -                        as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common


Additional abbreviations may also be used though not in the above list.

                            -------------------------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                     -----------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            (Please insert Social Security or Taxpayer I.D. or other
                        Identifying Number of Assignee)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 (Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Corporate Unit Certificates and all rights thereunder, hereby irrevocably constituting and appointing________________________________________
attorney to transfer said Corporate Unit Certificates on the books of New NiSource Inc. with full power of substitution in the premises.


Dated:
      --------------------                    ----------------------------------
                                              Signature

                                              NOTICE: The signature to this
                                              assignment must correspond with
                                              the name as it appears upon the
                                              face of the within Corporate Unit
                                              Certificates in every particular,
                                              without alteration or enlargement
                                              or any change whatsoever.





Signature Guarantee:
                     -----------------------------------

                             SETTLEMENT INSTRUCTIONS


                  The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts underlying the number of Corporate Units evidenced by this Corporate Unit Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.



Dated:
      --------------------                   -----------------------------------
                                             Signature
                                             Signature Guarantee:
                                                                 ---------------
                                             (if assigned to another person)


If shares are to be registered in the name of and delivered to a Person other than the REGISTERED HOLDER
Holder, please (i) print such Person's name and address and (ii) provide a guarantee of your signature:

                                             Please print name and address of
                                             Registered Holder:


-------------------------------------        -----------------------------------
               Name                                         Name

-------------------------------------        -----------------------------------
              Address                                      Address

-------------------------------------        -----------------------------------

-------------------------------------        -----------------------------------

-------------------------------------        -----------------------------------


Social Security or other
Taxpayer Identification                      -----------------------------------
Number, if any


Transfer Instructions for Pledged Debentures Transferable Upon a Termination
Event:

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]


            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

The following increases or decreases in this Global Certificate have been made:


                                                                          Number of Units
                          Amount of decrease     Amount of increase      evidenced by this        Signature of
                          in Number of Units     in Number of Units     Global Certificate     authorized officer
                           evidenced by the       evidenced by the        following such       of Trustee or Units
         Date             Global Certificate     Global Certificate    decrease or increase         Custodian
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

======================== ====================== ====================== ====================== ======================

                                                                       EXHIBIT B


                     FACE OF TREASURY SAILS(SM) CERTIFICATE

                  "THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), OR A NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

NO.  _____                                                   CUSIP NO. _________
NUMBER OF TREASURY SAILS(SM) _________

                                NEW NISOURCE INC.
             TREASURY STOCK APPRECIATION INCOME LINKED SECURITY(SM)

                  This Treasury Unit Certificate certifies that Cede & Co. is the registered Holder of the number of Treasury Stock Appreciation Income Linked Securities(SM) ("SAILS(SM)" or "UNITS") set forth above. Each Treasury Unit consists of (i) a beneficial ownership interest of a Treasury Security having a principal amount at maturity equal to $_____, subject to the Pledge of such Treasury Security by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with New NiSource Inc., an Indiana corporation (the "COMPANY"). All capitalized terms used in this Certificate which are defined in the Purchase Contract Agreement (as defined on the reverse of this Certificate) have the meaning set forth in the Purchase Contract Agreement.

                  Pursuant to the Pledge Agreement, the Treasury Securities constituting part of each Treasury Unit evidenced by this Certificate have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising a portion of such Treasury Unit.

                  Each Purchase Contract evidenced by this Certificate obligates the Holder of this Treasury Unit Certificate to purchase, and the Company to sell, on ________ __, 200_ (the "PURCHASE CONTRACT SETTLEMENT DATE"), at a price equal to $[2.60] (the "STATED AMOUNT"), a number of Common Shares, without par value ("COMMON STOCK"), of the Company equal to the Settlement Rate, unless on or prior to the Purchase Contract Settlement Date there shall have occurred a Termination Event with respect to the Treasury Units of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement and more fully described on the reverse of this Certificate. The purchase price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced by this Certificate, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by application of the Proceeds from the Treasury Units pledged to secure the obligations under such Purchase Contract in accordance with the terms of the Pledge Agreement.

                  Reference is made to the further provisions set forth on the reverse of this Certificate, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication has been executed by the Agent by manual signature, this Treasury Unit Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.



                                          NEW NISOURCE INC.


                                          By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                          By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                          HOLDER SPECIFIED ABOVE (as to
                                          obligations of such Holder under the
                                          Purchase Contracts)

                                          By:  THE CHASE MANHATTAN BANK, not
                                               individually but solely as
                                               Attorney-in-Fact of such Holder


                                          By:
                                               ---------------------------------
                                               Name:
                                               Title:




Dated:

                      AGENT'S CERTIFICATE OF AUTHENTICATION


                  This is one of the Treasury SAILS(SM) referred to in the within-mentioned Purchase Contract Agreement.


                                           By:  The Chase Manhattan Bank, as
                                                Purchase Contract Agent



                                           By:
                                               ---------------------------------
                                                     Authorized Officer

                   (REVERSE OF TREASURY SAILS(SM) CERTIFICATE)

                  Each Purchase Contract evidenced by this Certificate is governed by the Purchase Contract Agreement, dated as of [____________], 200_ (as it may be supplemented from time to time, the "PURCHASE CONTRACT AGREEMENT") between the Company and The Chase Manhattan Bank, as Purchase Contract Agent (including its successors under that agreement, the "AGENT"), to which Purchase Contract Agreement and supplemental agreements to it reference is made for a description of the respective rights, limitations of rights, obligations, duties and immunities of the Agent, the Company and the Holders and of the terms upon which the Treasury Unit Certificates are, and are to be, executed and delivered.

                  Each Purchase Contract evidenced by this Certificate obligates the Holder of this Treasury Unit Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount (the "PURCHASE PRICE") a number of shares of Common Stock of the Company equal to the Settlement Rate, unless on or prior to the Purchase Contract Settlement Date, there shall have occurred a Termination Event with respect to the Units of which such Purchase Contract is a part. The "SETTLEMENT RATE" is equal to (a) if the Applicable Market Value (as defined below) is equal to or greater than $[23.10] (the "THRESHOLD APPRECIATION PRICE"), [0.1126] shares of Common Stock per Purchase Contract, (b) if the Applicable Market Value is less than the Threshold Appreciation Price but is greater than $[16.50], the number of shares of Common Stock per Purchase Contract equal to the Stated Amount divided by the Applicable Market Value, and (c) if the Applicable Market Amount is less than or equal to $[16.50], then [0.1576] shares of Common Stock per Purchase Contract, in each case subject to adjustment as provided in the Purchase Contract Agreement. No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in the Purchase Contract Agreement.

                  Each Purchase Contract evidenced by this Certificate, which is settled through Cash Settlement, shall obligate the Holder of the related Treasury Unit to purchase at the Purchase Price for cash, and the Company to sell, a number of newly issued shares of Common Stock equal to the Settlement Rate.

                  The "APPLICABLE MARKET VALUE" means the average of the Closing Prices per share of Common Stock on each of the 30 Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date or any applicable Early Settlement Date. The "Closing Price" of the Common Stock on any date of determination means the (i) closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Stock on the New York Stock Exchange (the "NYSE") on such date, (ii) if the Common Stock is not listed for trading on the NYSE on any such date, the closing sale price as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, (iii) if the Common Stock is not so listed on a United States national or regional securities exchange, the closing sale price as reported by The Nasdaq Stock Market, (iv) if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or (v) if such bid price is not available, the average of the mid-point of the last bid and ask prices of the Common Stock on such date from at least three nationally recognized independent investment banking firms retained for this purpose by the Company. A "TRADING DAY" means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

                  In accordance with the terms of the Purchase Contract Agreement, the Holder of this Treasury Unit shall pay the Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced by this Certificate either by effecting a Cash Settlement of each such Purchase Contract or by applying a principal amount of the Pledged Treasury Securities underlying such Holder's Treasury Unit equal to the Stated Amount of such Purchase Contract to the purchase of the Common Stock. A Holder of a Treasury Unit who does not effect, on or prior to 11:00 a.m. New York City time on the Business Day immediately preceding the Purchase Contract Settlement Date, an effective Cash Settlement, shall pay the Purchase Price for the shares of Common Stock to be issued under the related Purchase Contract from the proceeds of the Pledged Treasury Securities.

                  The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates for such shares to the Holder unless it shall have received payment of the aggregate purchase price for the shares of Common Stock to be purchased under such Purchase Contract in the manner herein set forth.

                  Each Purchase Contract evidenced by this Certificate and all obligations and rights of the Company and the Holder under such Purchase Contract shall terminate if a Termination Event shall occur. Upon the occurrence of a Termination Event, the Company shall give written notice to the Agent and to the Holders, at their addresses as they appear in the Treasury Unit Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Treasury Securities (as defined in the Pledge Agreement) forming a part of each Treasury Unit. A Treasury Unit shall thereafter represent the right to receive the interest in the Treasury Securities forming a part of such Treasury Unit, in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.

                  The Treasury Unit Certificates are issuable only in registered form and only in denominations of a single Treasury Unit and any integral multiple of it. The transfer of any Treasury Unit Certificate will be registered and Treasury Unit Certificates may be exchanged as provided in the Purchase Contract Agreement. The Treasury Unit Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such transactions. A Holder who elects to substitute Debentures for Treasury Securities, thereby recreating Corporate Units, shall be responsible for any fees or expenses associated with such transactions. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying a Treasury Unit remains in effect, such Treasury Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Treasury Unit in respect of the Treasury Security and the Purchase Contract constituting such Treasury Unit may be transferred and exchanged only as a Treasury Unit. A Holder of Treasury Unit may recreate Corporate Unit by delivering to the Collateral Agent Debentures equal to the aggregate principal amount at maturity of the Pledged Treasury Securities in exchange for the release of such Pledged Treasury Securities in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. From and after such substitution, the Holder's Unit shall be referred to as a "CORPORATE UNIT." Such substitution may cause the equivalent aggregate principal amount of this Certificate to be increased or decreased. All such adjustments to the equivalent aggregate principal amount of this Treasury Unit Certificate shall be duly recorded by placing an appropriate notation on the Schedule attached to this Certificate.

                  A Holder of a Corporate Unit may recreate a Treasury Unit by delivering to the Collateral Agent Treasury Securities in an aggregate principal amount equal to the aggregate principal amount at maturity of the Pledged Debentures in exchange for the release of such Pledged Debentures in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. Any such recreation of a Treasury Unit may be effected only in multiples of [5000] Corporate Units for [13] Treasury Units.

                  The Purchase Contracts and all obligations and rights of the Company and the Holders under them shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but within two Business Days give written notice to the Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Treasury Unit Register. Upon the occurrence of a Termination Event, the Collateral Agent shall release the Treasury Securities from the Pledge in accordance with the provisions of the Pledge Agreement.

                  Upon registration of transfer of this Treasury Unit Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Agent pursuant to the Purchase Contract Agreement), under the terms of the Purchase Contract Agreement and the Purchase Contracts evidenced by this Certificate and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Treasury Unit Certificate. The Company covenants and agrees, and the Holder, by its acceptance of this Certificate, likewise covenants and agrees, to be bound by the provisions of this paragraph.

                  The Holder of this Treasury Unit Certificate, by its acceptance of this Certificate, authorizes the Agent to enter into and perform the related Purchase Contracts forming part of the Treasury Units evidenced by this Certificate on its behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions of such Purchase Contracts, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Agent to enter into and perform the Purchase Contract Agreement and the Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Treasury Units underlying this Treasury Unit Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms of such agreements, payments in respect to the aggregate principal amount of the Pledged Treasury Securities on the Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

                  Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

                  The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

                  The Company, the Agent and its Affiliates and any agent of the Company or the Agent may treat the Person in whose name this Treasury Unit Certificate is registered as the owner of the Treasury Units evidenced by this Certificate for the purpose of performance of the Purchase Contracts and for all other purposes, whether or not any payments in respect of the Treasury Units evidenced by this Certificate be overdue and notwithstanding any notice to the contrary, and neither the Company, the Agent nor any such agent shall be affected by notice to the contrary.

                  The Purchase Contracts shall not, prior to settlement, entitle the Holder to any of the rights of a holder of shares of Common Stock.

                  A copy of the Purchase Contract Agreement is available for inspection at the offices of the Agent.

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -                        as tenants in common

UNIF GIFT MIN ACT -              ---------------Custodian---------------
                                 (cust)                           (minor)

                                 Under Uniform Gifts to Minors Act of
                                                                     -----------

                                 -----------------------------------------------

TEN ENT -                        as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common


Additional abbreviations may also be used though not in the above list.

                            -------------------------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                     -----------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            (Please insert Social Security or Taxpayer I.D. or other
                        Identifying Number of Assignee)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 (Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Treasury Unit Certificates and all rights thereunder, hereby irrevocably constituting and appointing_________________________________________
___________________________________________________________ attorney to transfer said Treasury Unit Certificates on the books of New NiSource Inc. with full power of substitution in the premises.


Dated:
      -------------------------               ----------------------------------
                                              Signature

                                              NOTICE: The signature to this
                                              assignment must correspond with
                                              the name as it appears upon the
                                              face of the within Treasury Unit
                                              Certificates in every particular,
                                              without alteration or enlargement
                                              or any change whatsoever.


Signature Guarantee:
                     -----------------------------------

                             SETTLEMENT INSTRUCTIONS


                  The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts underlying the number of Treasury Units evidenced by this Treasury Unit Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.


Dated:
      --------------------                    ----------------------------------
                                              Signature
                                              Signature Guarantee:
                                                                  --------------
                                              (if assigned to another person)


If shares are to be registered in the name
of and delivered to a Person other than the   REGISTERED HOLDER print
Holder, please (i) such Person's name and address and (ii) provide a guarantee of your signature:

                                              Please print name and address of
                                              Registered Holder:


-------------------------------------         ----------------------------------
               Name                                         Name

-------------------------------------         ----------------------------------
              Address                                      Address

-------------------------------------         ----------------------------------

-------------------------------------         ----------------------------------

-------------------------------------         ----------------------------------


Social Security or other
Taxpayer Identification                       ----------------------------------
Number, if any



Transfer Instructions for Pledged Treasury Units Transferable Upon a Termination
Event:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE


         The following increases or decreases in this Global Certificate have been made:


                                                                          Number of Units
                          Amount of decrease     Amount of increase      evidenced by this        Signature of
                          in Number of Units     in Number of Units     Global Certificate     authorized officer
                           evidenced by the       evidenced by the        following such       of Trustee or Units
         Date             Global Certificate     Global Certificate    decrease or increase         Custodian
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

======================== ====================== ====================== ====================== ======================

                                                                       EXHIBIT C

                     INSTRUCTION TO PURCHASE CONTRACT AGENT


The Chase Manhattan Bank
[Address]


         Re:      ________ Units of New NiSource Inc. (the "Company")


                  The undersigned Holder notifies you that it has delivered to Bank One, National Association, as Securities Intermediary, for credit to the Collateral Account, $______ aggregate principal amount of [Debentures] [Treasury Securities] in exchange for the [Pledged Debentures] [Pledged Treasury Securities] held in the Collateral Account, in accordance with the Pledge Agreement, dated as of [____________], 200_ (the "PLEDGE AGREEMENT;" unless otherwise defined herein, terms defined in the Pledge Agreement are used herein as defined therein), between you, the Company, the Collateral Agent and the Securities Intermediary. The undersigned Holder has paid all applicable fees relating to such exchange. The undersigned Holder instructs you to instruct the Collateral Agent to release to you on behalf of the undersigned Holder the [Pledged Debenture]s [Pledged Treasury Securities] related to such [Corporate Unit] [Treasury Unit].


Date:
     ------------------------            ---------------------------------------
                                                       Signature

                                         Signature Guarantee:
                                                             -------------------

Please print name and address of Registered Holder:


------------------------------------     ---------------------------------------
Name                                     Social Security or other Taxpayer
                                         Identification Number, if any

Address

------------------------------------

------------------------------------

------------------------------------

                                                                       EXHIBIT D

                       NOTICE FROM PURCHASE CONTRACT AGENT
                                   TO HOLDERS
         (Transfer of Collateral upon Occurrence of a Termination Event)


[HOLDER]

----------------------

----------------------
Attention:
Telecopy:
         ---------

                  Re:      __________ Units of New NiSource Inc. (the "Company")

                  Please refer to the Purchase Contract Agreement, dated as of [____________], 200_ (the "PURCHASE CONTRACT AGREEMENT"; unless otherwise defined herein, terms defined in the Purchase Contract Agreement are used herein as defined therein), among the Company and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the holders of Units from time to time.

                  We notify you that a Termination Event has occurred and that the Debentures [Treasury Securities] underlying your ownership interest in _____ [Corporate Units][Treasury Units] have been released and are being held by us for your account pending receipt of transfer instructions with respect to such Debentures [Treasury Securities] (the "RELEASED SECURITIES").

                  Pursuant to Section 3.15 of the Purchase Contract Agreement, we request written transfer instructions with respect to the Released Securities. Upon receipt of your instructions and upon transfer to us of your [Corporate Unit][Treasury Unit] effected through book-entry or by delivery to us of your [Corporate Unit Certificate][Treasury Unit Certificate], we shall transfer the Released Securities by book-entry transfer, or other appropriate procedures, in accordance with your instructions. In the event you fail to effect such transfer or delivery, the Released Securities and any distributions thereon, shall be held in our name, or a nominee in trust for your benefit, until such time as such [Corporate Unit][Treasury Unit] are transferred or your [Corporate Unit Certificate][Treasury Unit Certificate] is surrendered or satisfactory evidence is provided that such your [Corporate Unit Certificate][Treasury Unit Certificate] has been destroyed, lost or stolen, together with any indemnification that we or the Company may require.

Date:                                  By:  THE CHASE MANHATTAN BANK
      -----------------------------

                                            ------------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT E

                        NOTICE TO SETTLE BY SEPARATE CASH


The Chase Manhattan Bank
[Address]



                  Re:      ________ Units of New NiSource Inc. (the "Company")


                  The undersigned Holder irrevocably notifies you in accordance with Section 5.4 of the Purchase Contract Agreement, dated as of [____________], 200_ (the "PURCHASE CONTRACT AGREEMENT"; unless otherwise defined herein, terms defined in the Purchase Contract Agreement are used herein as defined therein), between the Company and yourselves, as Purchase Contract Agent and as Attorney-in-Fact for the Holders of the Purchase Contracts, that the undersigned Holder has elected to pay to the Securities Intermediary for deposit in the Collateral Account, on or prior to 11:00 a.m., New York City time, on the [fifth Business Day][Business Day] immediately preceding the Purchase Contract Settlement Date (in lawful money of the United States by certified or cashiers' check or wire transfer, in immediately available funds), $______ as the Purchase Price for the shares of Common Stock issuable to such Holder by the Company under the related Purchase Contract on the Purchase Contract Settlement Date. The undersigned Holder instructs you to notify promptly the Collateral Agent of the undersigned Holders election to make such cash settlement with respect to the Purchase Contracts related to such Holder's [Corporate Unit] [Treasury Unit].


Date:
     ------------------------            ---------------------------------------
                                                       Signature

                                         Signature Guarantee:
                                                             -------------------


Please print name and address of Registered Holder:

                                                                       EXHIBIT F


                       NOTICE FROM PURCHASE CONTRACT AGENT
                    TO COLLATERAL AGENT AND INDENTURE TRUSTEE
                 (Payment of Purchase Contract Settlement Price)



Bank One, National Association
[Address]


The Chase Manhattan Bank
[Address]

                  Re:      __________ Units of New NiSource Inc. (the "Company")


                  Please refer to the Purchase Contract Agreement dated as of [____________], 200_ (the "PURCHASE CONTRACT AGREEMENT"; unless otherwise defined herein, terms defined in the Purchase Contract Agreement are used herein as defined therein), between the Company and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the holders of Units from time to time.

                  In accordance with Section 5.4 of the Purchase Contract Agreement and, based on instructions and Cash Settlements received from Holders of Corporate Units as of 11:00 a.m, [DATE (fifth Business Day immediately preceding the Purchase Contract Settlement Date)], we notify you that Debentures are to be tendered for purchase in the Remarketing.


Date:                                     By: THE CHASE MANHATTAN BANK
      -----------------------------


                                              ----------------------------------
                                              Name:
                                              Title:


                                      F-1